U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  FORM 8-K



                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date  of  Report  (Date  of  Earliest  Event  Reported):  October  29,  1996


                            MONACO FINANCE, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                  Colorado
                         (State or Other Jurisdiction
                      of Incorporation or Organization)


                          0-18819     84-1088131
      (Commission File Number)      (I.R.S. Employer Identification No.)



                      370 Seventeenth Street, Suite 5060
                              Denver, Colorado
                   (Address of Principal Executive Offices)


                               (303) 592-9411
             (Registrant's Telephone Number, Including Area Code)


                                    N/A
        (Former Name or  Former Address, if Changed Since Last Report)

ITEM  5.  OTHER  EVENTS

     On October 29, 1996, the Registrant entered into a Securities Purchase Agreement with Pacific USA Holdings Corp. ("Pacific") whereby Pacific agreed to purchase a total of 3,800,000 shares of the Registrant's Class A Common Stock for a cash purchase price of $3.25 per share, or total consideration of $12,350,000. In connection with the purchase of Class A Common Stock, Pacific received for no additional consideration a five-year warrant to purchase 6,000,000 additional shares of Class A Common Stock at exercise prices ranging from $4.50 to $7.00 per share, which warrant will be effective as of the closing of the transaction contemplated by the Securities Purchase Agreement. For financial reporting purposes, the Registrant will be required to allocate a portion of the purchase price for the Class A Common Stock to the warrant. Pacific or its affiliates are entitled to receive a 3.0% commission in connection with the purchase of the 3,800,000 shares of Class A Common Stock pursuant to the Securities Purchase Agreement.

     In connection with the Securities Purchase Agreement, Pacific received a three-year option to purchase a total of 830,000 shares of the Registrant's outstanding Class B Common Stock beneficially owned by Morris Ginsburg and Irwin Sandler, executive officers of the Registrant, at an exercise price of $4.00 per share. Pursuant to the Option Agreement, which is effective as of the closing under the Securities Purchase Agreement, Messrs. Ginsburg and Sandler have the right to require Pacific to purchase such shares in two equal installments on the first and second anniversaries of closing and have granted to Pacific an irrevocable proxy with respect to such shares. Also, in connection with the Securities Purchase Agreement, Messrs. Ginsburg and Sandler entered into new employment agreements with the Registrant, which agreements will replace such officers' existing employment agreements effective as of the closing.

     Concurrently with the execution of the Securities Purchase Agreement, the Registrant entered into a Loan Agreement with Pacific whereby Pacific agreed to loan the Registrant $3.0 million on or prior to November 1, 1996, which loan would be repaid with the proceeds of the issuance of Class A Common Stock under the Securities Purchase Agreement.

     Pursuant to the Securities Purchase Agreement, the Registrant has agreed, among other things, to elect designees of the Purchaser to a majority of the seats on the Registrant's Board of Directors effective as of the closing. Consummation of the transactions contemplated by the Securities Purchase Agreement may be deemed to result in a change in control of the Registrant.

     Consummation of the transactions contemplated by the Securities Purchase Agreement is subject to numerous conditions customary in transactions of this type, including approval by a special committee of the Registrant's Board of Directors comprised of non-employee directors, receipt of a fairness opinion from an independent financial advisor and the approval of the Registrant's stockholders at a special meeting expected to be held in December 1996. Messrs. Ginsburg and Sandler have agreed to vote all shares beneficially owned by them in favor of approval of the Securities Purchase Agreement.

     The foregoing description of the Securities Purchase Agreement, Stock Purchase Warrant, Shareholder Option Agreement, Executive Employment Agreements and Loan Agreement is qualified in its entirety by the texts of such agreements attached as exhibits hereto.


ITEM  7. FINANCIAL STATEMENTS ,PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)          Exhibits
     The following documents, each dated as of October 29,1996, are filed as exhibits to this Current Report on Form 8-K.

     Exhibit 10.44 -- Securities Purchase Agreement between the Registrant and Pacific USA Holdings Corp.

Exhibit 10.45 -- Stock Purchase Warrant in favor of Pacific USA Holdings Corp.

     Exhibit 10.46-- Shareholder option Agreement among Pacific USA Holdings Corp. and Morris Ginsburg, Irwin Sandler and Sandler Family Partners, Ltd.

     Exhibit 10.47 -- Executive Employment Agreement between the Registrant and Morris Ginsburg.

     Exhibit 10.48--Executive Employment Agreement between the Registrant and Irwin Sandler.

     Exhibit 10.49 --Loan Agreement between Pacific USA Holdings Corp. and the Registrant.
Exhibit  10.50  --Press  Release  of  the  Registrant.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MONACO FINANCE, INC.



                            Date: October 31, 1996     By: /s/ Morris Ginsburg
                                                           -------------------
                                                    Morris Ginsburg, President

                                EXHIBIT 10.44


                       SECURITIES PURCHASE AGREEMENT


     AGREEMENT, made and entered into as of the 29th day of October, 1996 (the "Agreement"), between MONACO FINANCE, INC., a Colorado corporation (the
"Company"),  and  PACIFIC  USA  HOLDINGS  CORP.,  a  Texas  corporation  (the
"Purchaser").

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.  Authorization  of  Securities.

     (a) The Company proposes to issue and sell an aggregate of 3,800,000 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). The terms, limitations and relative rights of the Class A Common Stock are set forth in the Articles of Incorporation of the Company, a copy of which is attached hereto as Exhibit A. As used in this Agreement, the term "Purchased Shares" shall mean the shares of the Company's Class A Common Stock to be sold pursuant to this Agreement.

     (b) The Company has authorized the issuance of a warrant to purchase 6,000,000 shares of Class A Common Stock (the "Warrant"). The terms and limitations of the Warrant are set forth in the Warrant to Purchase Shares of Common Stock, a copy of which is attached hereto as Exhibit C.

     (c) Concurrently with the execution hereof, the Purchaser has placed into escrow the sum of $500,000 (the "Deposit") pursuant to the Escrow Agreement attached hereto as Exhibit D.

     (d) Concurrently with the execution of this Agreement by the parties hereto, the Purchaser has issued its commitment to provide the Company with non-recourse bridge financing in the principal amount of $3 million (the "Bridge Loan") which Bridge Loan shall be evidenced by a non-negotiable installment promissory note and secured by the Company's pledge of all of the issued and outstanding capital stock of MF Receivables Corp. I, the Company's wholly-owned subsidiary and such other security as may be identified in a pledge and security agreement in form and substance satisfactory to the parties hereto.

     2.  Sale  and  Purchase  of  Securities.    Subject  to the terms and
conditions hereof, and in reliance upon the Company's and the Purchaser's representations and warranties set forth below, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company on the Closing Date (as defined below), 3,800,000 shares of Class A Common Stock and the Warrant for an aggregate cash purchase price equal to $12,350,000.00.

3.  Closing

     (a) The closing of the transactions contemplated by Article 2 shall take place at the offices of Dorsey & Whitney LLP, 370 17th Street, Suite 4400, Denver, Colorado 80220, at 10:00 A.M., Denver time, no later than the third business day after all of the conditions set forth herein have been satisfied or waived, or such other date as the Purchaser and the Company shall agree to in writing (the "Closing Date").

     (b) At the closing of the transactions contemplated by Article 2, the Company shall execute and deliver to the Purchaser, in each case registered in the name of the Purchaser (or in the name of an affiliate of Purchaser designated in accordance with Section 13(f)): (i) a certificate, dated such Closing Date, representing the Purchased Shares purchased by the Purchaser on the Closing Date, and (ii) the Warrant, against payment of $12,350,000.00 (less the amount of the Deposit, including interest thereon, which shall be retained by the Company) by wire transfer of immediately available funds to such account as the Company shall designate not fewer than three business days prior to the Closing Date.

     4. Representations and Warranties by the Company. In order to induce the Purchaser to enter into this Agreement and to purchase the Purchased Shares and the Warrant, the Company hereby represents and warrants to the Purchaser that, except as set forth on the Company Disclosure Schedule attached hereto, referencing to the applicable Section the exceptions to such
Section:

     (a)  Organization,  Standing,  etc.   The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Purchased Shares, the Warrant and the shares of its Class A Common Stock into which the Warrant is exercisable (the "Warrant Shares") and to otherwise perform its obligations under this Agreement.

     (b) Governing Instruments; Corporate Proceedings. Annexed hereto as Exhibits A and B are true and complete copies of the duly and legally adopted Articles of Incorporation and bylaws of the Company, respectively, in effect as of the date of this Agreement. The Articles of Incorporation and bylaws of the Company will not be amended by the Company prior to the Closing Date, except as provided in Section 7(g) of this Agreement. The minute books of the Company are accurate in all material respects and reflect all material actions and proceedings taken at meetings or by written consent of the shareholders or the Board of Directors of the Company or any committee thereof.

     (c) Subsidiaries, Etc. Except as set forth on the Company Disclosure Schedule, the Company does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, limited liability company, association or other business enterprise.

     (d)  Qualification.    The  Company  is  duly  qualified  as  a foreign
corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification necessary and in which failure to so qualify would have a material adverse impact upon its business.

     (e) SEC Filings. The Company has made, or will make, available to the Purchaser (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, including all exhibits thereto and items incorporated therein by reference, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, including all exhibits thereto and items incorporated therein by reference, and (iii) the definitive proxy statement relating to the Company's Annual Meeting of Stockholders held on September 10, 1996, and (iv) the definitive proxy statement relating to the Company's Special Meeting of Stockholders to be held to consider the transactions contemplated by this Agreement and the amendment to the Company's Articles of Incorporation described in Section 7(g) (items (i) through (iv) in this sentence being referred to collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain, and in the case of the proxy statement described in clause (iv), will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1995, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder. Except as disclosed in the Company Disclosure Schedule, the Company SEC Reports have not been the subject of any comments or inquiries made by the SEC on or prior to the date hereof.

     (f)  Financial  Statements.    The  Company  has delivered to Purchaser
copies of (i) the unaudited consolidated balance sheet, as of June 30, 1996, of the Company (the "Latest Balance Sheet") and the unaudited consolidated statements of earnings, shareholders' equity and cash flows of the Company for the six-month period ended June 30, 1996 (such statements and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and (ii) the audited consolidated balance sheets, as of December 31, 1995 and 1994, of the Company and the audited consolidated statements of earnings, shareholders' equity and cash flows of the Company for each of the years ended December 31, 1995 and 1994 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein and include provisions for loss reserves which are reasonable in light of the Company's operating history and are consistent with generally accepted accounting principles. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Latest Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with generally accepted accounting principles) consistently with the Annual Financial Statements and reflect all adjustments (exclusive of normal year-end adjustments) necessary to a fair statement of the results for the interim period(s) presented. The "static" loan pool information dated as of June 30, 1996 and presented by the Company to the Purchaser in connection with the Purchaser's due diligence investigation of the Company accurately sets forth the information it purports to present in all material respects.

     (g) Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns that are material in amount have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. The Company does not have any tax liabilities, except those reflected on the Annual Financial Statements or incurred in the ordinary course of business since December 31, 1995.

     (h) Changes, Dividends, etc. Except for the transactions contemplated by this Agreement, since June 30, 1996, the Company has not: (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (ii) paid any obligation or liability, or discharged or satisfied any liens or encumbrances, other than in the ordinary course of business; (iii) declared or made any payment to or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so;
(iv) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement, the exercise of outstanding options, warrants or rights, or the grant of stock options to employees, all of which are described in the Company Disclosure Schedule; (v) made any acquisition or disposition of any material assets or became involved in any other material transaction, other than for fair value in the ordinary course of business; or
(vi) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, results of operations, assets or business of the Company since June 30, 1996, it being understood that the Company continues to report losses from operations.

     (i) Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or its properties or business, that questions the validity of this Agreement, the Company's Articles of Incorporation, the Purchased Shares or the Warrant or any action taken or to be taken pursuant hereto or thereto, or, except as set forth in the Company SEC Reports, that is reasonably likely to result in any material adverse change in the business or financial condition of the Company, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company has not received notice of any threatened action or proceeding under any business or zoning ordinance, law or regulation that could have a material adverse effect on the financial condition, operations, results of operations, assets or business of the Company.

     (j)  Compliance  With  Applicable  Laws  and  Other  Instruments.   The
business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any material agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or bylaws of the Company or the laws of the State of Colorado or the federal laws of the United States of America, assuming compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1974, as amended (the "Hart-Scott-Rodino Act"). The Company is not in violation of its Articles of Incorporation or bylaws nor in material violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement that could have a material adverse effect on the financial condition, operations, results of operations, assets or business of the Company. The Company is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement, assuming compliance with the Hart-Scott-Rodino Act.

     (k)Purchased Shares and Warrant Shares. The Purchased Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable shares and shall be free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Article 12 of this Agreement or in the Company's Articles of Incorporation. The Warrant Shares have been reserved for issuance and, when issued upon conversion of the Warrant, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Article 12 of this Agreement.

     (l)  Securities  Laws.    Based in part upon the representations of the
Purchaser in Article 5 of this Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Purchased Shares or the Warrant, other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. Except as described in the Company Disclosure Schedule, during the past twelve months the Company has not, directly or through an agent, offered the Purchased Shares or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Purchaser and other accredited investors. Under the circumstances contemplated by this Agreement and assuming the accuracy of the representations of the Purchaser in Article 5 of this Agreement, the offer, issuance, sale and delivery of the Purchased Shares and the Warrant will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act.

     (m) Capital Stock. At the date hereof, the authorized capital stock of the Company consists of 17,750,000 shares of Class A Common Stock, of which 5,640,379 shares are issued and outstanding, 2,250,000 shares of Class B Common Stock, of which 1,311,715 shares are issued and outstanding, and 1,000,000 shares of preferred stock, $.01 par value, of which no shares are issued and outstanding. All of the outstanding shares of the Company were duly authorized, validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than pursuant to this Agreement and as issued or issuable in connection with the transaction described in Section 7(m), under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Purchased Shares constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. All outstanding securities of the Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act, or exemption(s) therefrom, and from the registration and qualification requirements of all applicable state securities laws, or exemption(s) therefrom.

     (n) Corporate Acts and Proceedings. Subject to the approval of the Company's shareholders and any special independent committee of the Company's Board of Directors organized to review this Agreement and the transactions contemplated hereby (the "Special Committee"), this Agreement has been duly authorized by all necessary corporate action on behalf of the Company has been duly executed and delivered by authorized officers of the Company, and is a valid and binding agreement on the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

     (o)  Registration  Rights.    Other  than  under  this Agreement and as
described in the Company Disclosure Schedule, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

(p)  ERISA.
          (i) As used in this Section 4(p), the term "Plan" shall mean an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and the term "multiemployer plan" shall have the meaning set forth in the definition thereof in Section 3(37) of ERISA. To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefit), all employee benefit plans which the Company maintains or to which it contributes
(collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). With respect to the Plans, (A) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (B) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; (C) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code); and (iv) the Company has delivered or caused to be delivered to every participant, beneficiary and other party entitled to such materials, all material Plan descriptions, returns, reports (including financial statements), schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions, summaries of material modifications and summary annual reports, as are required, including audited financial statements, required by any federal, state or local law or governmental agency (including, without limitation, the Internal Revenue Service, the United States Department of Labor, the Pension Benefit Guaranty Corporation and the Securities and Exchange Commission) with respect to each such Plan, and the Company has no material liability in connection with the inadequacy, inaccuracy or untimeliness of such deliveries.

          (ii) The Company does not contribute (and has not ever contributed) to any multiemployer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multiemployer plan.

     (q) Licenses. The Company is duly licensed as required by the consumer finance laws of the states of Colorado and all other states in which the Company conducts its business. All such licenses are in full force, and there is no pending or, to the Company's knowledge, threatened proceeding by any agency or authority in any such jurisdiction, which, if determined adversely to the Company, would result in the forfeiture, suspension or revocation of any such license.

     (r) No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Company or the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, except the Purchaser or its affiliate designee, which has the right to receive three percent (3%) commission from the gross proceeds payable by the Purchaser to the Company for the Purchased Shares and the Warrant. The Company will indemnify and hold the Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement. As used in this Agreement, the term "affiliate" shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act.

     (s)  Disclosure.    The  Company  has  not  knowingly withheld from the
Purchaser  any  material  facts  relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein (taken as a whole) not misleading.

5.  Representations of the Purchaser. The Purchaser represents as follows:

     (a) Organization, Standing, etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted.

     (b) Investment Intent. The Purchaser is acquiring the Purchased Shares and the Warrant (and will acquire the Warrant Shares upon exercise of the Warrant) for investment for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof except for a private transfer to a permissible assignee under Section 13(f) of this Agreement. The Purchaser understands that the Purchased Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by each Purchaser. The Purchaser further understands that the Purchased Shares, the Warrant and the Warrant Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. The Purchaser understands that an exemption from such registration is not presently available pursuant to Rule l44 promulgated under the Securities Act by the Securities and Exchange Commission and that in any event the Purchaser may not sell any securities pursuant to Rule l44 prior to the expiration of a two-year period after the Purchaser has acquired such securities. The Purchaser understands that any sales pursuant to Rule l44 can be made only in full compliance with the provisions of Rule l44.

     (c)  Qualification  as  an  Accredited  Investor,  Etc.   The Purchaser
qualifies, and any permissible assignee of Purchaser pursuant to Section 13(f) will qualify, as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act. The Purchaser (a) is able to bear the loss of its entire investment in the Purchased Shares without any material adverse effect on its business, operations or prospects, and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

     (d) Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered by the Purchaser, and is a valid and binding agreement of the Purchaser that is enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or transfer or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

     (e)  Compliance  With  Applicable  Laws  and  Other  Instruments.   The
business and operations of the Purchaser have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any material breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or bylaws of the Purchaser or any applicable law, assuming compliance with the Hart-Scott-Rodino Act). The Purchaser is not in violation of its Articles of Incorporation or bylaws nor in material violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement. The Purchaser is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement, other than the expiration of all required waiting periods under the Hart-Scott-Rodino Act.

     (f) No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement, except the Purchaser or its affiliate designee, which has the right to receive a three percent (3%) commission from the gross proceeds payable by the Purchaser to the Company for the Purchased Shares and the Warrant. The Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Purchaser in connection with the transactions contemplated by this Agreement, other than the Commission payable to Pacific Consumer Finance, LLC or its affiliate designee.

     (g) Ability to Consummate Transactions. The Purchaser has, or at the Closing will have, sufficient cash on hand to enable it to consummate the transactions contemplated hereby to occur on the Closing Date.

6.  Covenants  of  the  Parties  prior  to  Closing.

(a)  The  Company  covenants  and  agrees  as  follows:

          (i) Covenants Pending Closing. Pending the closing of the sale and purchase of the Purchased Shares and the Warrant, the Company shall not, without the Purchaser's prior written consent, take any action or permit any subsidiary to take any action that would result in any of the representations and warranties made by the Company in this Agreement to not be true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company shall promptly advise the Purchaser of any action or event of which it becomes aware that has, or could reasonably be expected to have, the effect of making incorrect any such representations or warranties in any material respect or which has the effect of rendering any of such covenants incapable of performance.

          (ii) Access to Books and Records. Between the date hereof and the Closing Date, the Company shall afford to the Purchaser and its authorized representatives full access at all reasonable times and upon reasonable notice to the books, records, officers, employees and other items of the Company, and otherwise provide such assistance as is reasonably requested by the Purchaser in order that the Purchaser may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company. In addition, the Company shall cause its officers and directors to cooperate fully (including providing introductions where necessary) with the Purchaser to enable the Purchaser to contact such third parties, including customers, prospective customers, specifying agencies, vendors or suppliers of the Company, as the Purchaser deems reasonably necessary to complete its due diligence; provided, that the Purchaser agrees not to initiate such contacts without the prior approval of the Company, which approval shall not be unreasonably withheld.

          (iii)  Shareholders'  Meeting.    The  Company, acting through its
Board of Directors shall, as soon as practicable and in accordance with its Articles of Incorporation and bylaws and applicable law:

     (1) prepare and distribute proxy materials (the "Proxy Statement") in compliance with applicable law for, and duly call, give notice of, convene and hold, a special meeting (the "Special Meeting") of its shareholders as soon as practicable after the date hereof, but not later than 20 days after the date of the Proxy Statement, for the purposes of considering and voting upon this Agreement in accordance with the rules of the Nasdaq National Market;
     (2) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and in favor of an amendment to the Company's Articles of Incorporation which increases the Company's outstanding Common Stock to 30,000,000 shares and which provides, in substance, that the Company shall have no authority to conduct or engage in any business other than originating, investing in, selling, purchasing, servicing or otherwise dealing in motor vehicle loans and consumer loans;

     (3) use its best efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement, (B) to file a preliminary version of the Proxy Statement with the SEC not later than five
(5) days after receipt of oral advice as to the substance of the Fairness Opinion (as hereinafter defined) after execution of this Agreement, furnish copies thereof to the Purchaser and, after consultation with the Purchaser, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, (C) to cause the Proxy Statement to be mailed to its stockholders as early as practicable after the date hereof, and (D) to obtain the necessary approval of this Agreement and the transactions contemplated hereby, and of the amendment to the Company's Articles of Incorporation referenced in the immediately preceding paragraph
(2), by its stockholders. Notwithstanding any consultation with the Purchaser in connection with the Proxy Statement, neither the Purchaser nor any of its officers, directors, employees or affiliates shall incur any liability to the Company or its shareholders with respect thereto, except with respect to any information contained in the Proxy Statement which any of them has furnished, or confirmed the accuracy of, in writing to the Company; and

     (4) amend, supplement or revise the Proxy Statement as may from time to time be necessary in order to ensure that the Proxy Statement does not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading. Prior to submitting any such amendment, supplement or revision of the Proxy Statement to the stockholders of the Company, such amendment, supplement or revision shall be submitted to the Purchaser for its approval, which approval shall not be unreasonably withheld.
 Notwithstanding such approval, neither the Purchaser nor any of its officers, directors, employees or affiliates shall incur any liability to the Company or its shareholders with respect thereto, except with respect to any information contained in such amendment, supplement or revision which any of them has furnished, or confirmed the accuracy of, in writing to the Company.

Notwithstanding the covenants set forth in this subsection (iii), the Company shall not be in breach of any such covenants by the failure of the Company or its Board of Directors to fulfill the terms thereof if the Company or the Board of Directors has been advised by legal counsel to the Company or to the Board of Directors (or the Special Committee) (which advice shall be confirmed to the Purchaser in writing by such legal counsel), that the Board of Directors' fiduciary obligations to the stockholders of the Company require the Company or the Board of Directors to refrain from so acting.

     (iv)  Fairness  Opinion.    The  Company or the Special Committee shall
forthwith engage an investment banking firm of national reputation to evaluate and deliver a written opinion as to the fairness, from a financial point of view, to the Shareholders of the Company, of the transactions contemplated herein (the "Fairness Opinion"). The Company shall promptly submit this Agreement and all other materials reasonably required to evaluate the transactions contemplated herein to the Special Committee and shall promptly deliver the Fairness Opinion to the Special Committee upon receipt.

     (v) Regulatory Filings. As promptly as practicable after the execution of this Agreement, and, in the case of the filing with respect to the Hart-Scott-Rodino Act, no later than five days after the Purchaser's filing under the Hart-Scott-Rodino Act, the Company shall make or cause to be made all filings and submissions under any laws or regulations applicable to the Company for the consummation of the transactions contemplated herein. The Company shall coordinate and cooperate with the Purchaser in exchanging such information, shall not make any such filing without providing to the Purchaser a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and shall provide such reasonable assistance as Purchaser may request in connection with all of the foregoing.

     (vi)  Conditions.    The Company shall use its best efforts to take, or
cause to be taken, all commercially reasonable action, and to use their best efforts to do, or cause to be done, all things necessary or desirable to fulfill the conditions set forth in Article 7 as promptly as practicable and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days after such date). Notwithstanding the covenants set forth in this subsection (v), the Company shall not be in breach of any such covenants by the failure of the Company or its Board of Directors to fulfill the terms thereof if the Company or the Board of Directors has been advised by legal counsel to the Company or to the Board of Directors (or the Special Committee) (which advice shall be confirmed to Purchaser in writing by such legal counsel), that the Board of Directors would be in violation of its fiduciary obligations to the stockholders of the Company by the Company or the Board of Directors so acting.

     (vii)  No  Negotiations,  etc.    The  Company  shall  not, directly or
indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or other similar transaction or business combination involving the Company except with the Purchaser (for purposes of this Section 6(a)(vii), a "Disposition"), or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any Disposition, unless, with respect to any of the foregoing, the Company has been advised by legal counsel to the Company or to the Board of Directors (or the Special Committee) (which advice shall be confirmed to the Purchaser in writing by such legal counsel), that the Board of Directors would be in violation of its fiduciary obligations to the stockholders of the Company by the Company's failure to so act. The Company shall promptly notify the Purchaser if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide the Purchaser with such information regarding such proposal, offer, inquiry or contact as the Purchaser may request.

     (viii) Board of Directors. Effective as of the Closing, the Company, acting through its Board of Directors and in accordance with its Articles of Incorporation and bylaws and applicable law, shall adopt an amendment to the Company's bylaws fixing the number of directors at eleven and shall appoint, effective as of Closing, five designees of the Purchaser to the Company's Board of Directors (which shall constitute a majority of the nine directors then sitting on the Board of Directors). Notwithstanding anything herein to the contrary, the Company, acting through its Board of Directors and in accordance with its Articles of Incorporation and bylaws and applicable law, shall, in the event that Black Diamond Advisors, Inc. exercises any right to appoint an additional director to the Company's Board of Directors in connection with its purchase of additional Company indebtedness pursuant to its option described in Section 7(m), take such action as the Purchaser may request in order to preserve the Purchaser's majority and percentage membership on the Company's Board of Directors in effect immediately prior to such appointment, including, without limitation, appointing to the Company's Board of Directors such other designees of the Purchaser as may be required for the Purchaser to control the Company's Board of Directors.

(6)  The  Purchaser  covenants  and  agrees  as  follows:

          (i) Regulatory Approvals, etc. As promptly as practicable after the execution of this Agreement, and, in the case of a filing required by the Hart-Scott-Rodino Act, within 10 days after the execution of this Agreement, the Purchaser shall make or cause to be made all filings and submissions under any laws or regulations applicable to the Purchaser and any of the affiliates of the Purchaser for the consummation of the transactions contemplated herein.
 The Purchaser shall advise the Company from time to time upon request as to the status of such filings and submission and shall give the Company notice of the (i) approval of, or non-objection to, the transactions contemplated herein by appropriate regulatory authorities or (ii) the expiration of any waiting periods required by applicable laws or regulations in connection with the transactions contemplated herein.

          (ii)  Conditions.    The  Purchaser  shall use its best efforts to
take, or cause to be taken, all commercially reasonable action, and to use its best efforts to do, or cause to be done, all things necessary or desirable to fulfill the conditions set forth in Article 8 as promptly as practicable and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days after such date).

     (7) Conditions of Purchaser's Obligation. The obligation to purchase and pay for the Purchased Shares and the Warrant that the Purchaser has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the conditions set forth in this Article 7. In the event that any such condition is not satisfied to the reasonable satisfaction of the Purchaser, then the Purchaser shall not be obligated to proceed with the purchase of the Purchased Shares and the Warrant.

     (a) No Errors, etc. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

     (b) Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

     (c) Certificate of Officers. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date, executed by the President and the Treasurer of the Company and certifying to the satisfaction of the conditions specified in Sections 7(a) and 7(b).

     (d) Opinion of the Company's Counsel. The Company shall have delivered to the Purchaser an opinion, satisfactory to the Purchaser, of Brownstein Hyatt Farber & Strickland, P.C., counsel for the Company, dated the Closing Date, substantially to the effect that:

          (i) The Company is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation and has the corporate power and authority to own and hold the properties owned and leased by it and to carry on the business in which it is engaged. The Company has the corporate power and authority to enter into this Agreement, to issue and sell the Purchased Shares, the Warrant and the Warrant Shares and to carry out the provisions of this Agreement.

          (ii) This Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to limitations under applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

          (iii) The Purchased Shares and the Warrant being purchased on the Closing Date have been duly authorized, validly issued and delivered by the Company. The Purchased Shares are fully paid and nonassessable, and are entitled to the rights, preferences and provisions of the Company's Articles of Incorporation and the benefits of the provisions of this Agreement applicable thereto. The certificates evidencing the Purchased Shares are in valid and sufficient form.

          (iv) All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors and shareholders of the Company on or prior to such Closing Date in connection with the execution and delivery of this Agreement, the offer, issuance and sale of the Purchased Shares and the Warrant and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken.

          (v) The requisite number of Warrant Shares have been validly authorized and reserved for issuance upon conversion of the Warrant and, when issued upon such conversion, will be authorized, validly issued and outstanding, fully paid and nonassessable.

          (vi) Assuming the accuracy of the representations made by the Purchaser in Article 5 of this Agreement, the Company has obtained the approval or consent of all governmental agencies or bodies required as of the Closing Date pursuant to the laws of the State of Colorado or federal laws of the United States for the legal and valid execution and delivery of this Agreement and the legal and valid offer, issuance and sale of the Purchased Shares, the Warrant and the Warrant Shares and for the performance of the obligations of the Company under all provisions of this Agreement. The
Company  is  not  in  violation  of  any  term,  provision or condition of its
Articles  of  Incorporation  or  bylaws.    Assuming  the  accuracy  of  the
representations made by the Purchaser in Article 5 of this Agreement, the execution, delivery and performance of this Agreement, the offer, issuance and sale of the Purchased Shares, the Warrant and the Warrant Shares and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Articles of Incorporation or the bylaws of the Company, any laws of the State of Colorado or the federal laws of the United States affecting the Company or its business or any agreement known to such counsel to which the Company is a party with any of its shareholders.

          (vii) Assuming the accuracy of the representations made by the Purchaser in Article 5 of this Agreement, the offer, sale, issuance and delivery of the Purchased Shares, the Warrant and the Warrant Shares to the Purchaser under the circumstances contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and applicable securities laws of the State of Colorado.

(e)  Supporting Documents.  The Purchaser shall have received the following:

          (i) A copy of resolutions of the Board of Directors of the Company certified by the secretary of the Company authorizing and approving the execution, delivery and performance of this Agreement, approving the amendments to the Company's Articles of Incorporation and bylaws described in
Section  7(g)  and  appointing  five  designees of the Purchaser to the Board;

          (ii) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute this Agreement and further certifying that the Articles of Incorporation and bylaws of the Company delivered to the Purchaser have been validly adopted and have not been amended or modified; and

          (iii) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as legal counsel for the Purchaser may reasonably request.

     (f) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to legal counsel for the Purchaser.

     (g) Shareholder Approvals; Board Approvals. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company, and the shareholders of the Company shall have approved the amendment to the Articles of Incorporation of the Company described in Section 6(a)(iii)(2). The Board of Directors shall have adopted the amendment to the bylaws of the Company described in Section 6(a)(viii). The Purchaser shall have received evidence of the filing of the amendment to the Company's Articles of Incorporation described in Section 6(a)(iii)(2) with the Secretary of State of the State of Colorado and a copy of the amendment to the Company's bylaws and the resolution described in
Section  6(a)(viii),  certified  by  the  Company's  secretary.

     (h)  Injunction.    There  shall  be  no  effective  injunction,  writ,
preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as provided in this Agreement.

     (i) Adverse Development. There shall have been no developments in the business of the Company since June 30, 1996 (other than on-going operating losses in amounts not materially greater than that experienced by the Company during the six-month period ended June 30, 1996) which, in the reasonable opinion of the Purchaser, would have a material adverse effect upon the value of such business or on the financial condition of the Company.

     (j) Consents by Significant Shareholders. On the date hereof, each of Morris Ginsburg, Sandler Family Partners, Ltd., and Irwin L. Sandler shall have waived any rights under Section 7 of the Buy-Sell Agreement, dated as of May 14, 1993, that arise as a result of this Agreement and the transactions contemplated hereby, and shall otherwise consent to such transactions, and such waiver and consent shall be in effect on the Closing Date.

     (k) Option Agreement. Each of Morris Ginsburg and Irwin L. Sandler and Sandler Family Partners, Ltd. shall have executed and delivered to the Purchaser the Shareholder Option Agreement on the date hereof, substantially in the form attached hereto as Exhibit E, and such agreement shall be in effect on the Closing Date.

     (l) Executive Employment Agreements.  Each of Morris Ginsburg and Irwin
L. Sandler shall have executed and delivered to the Company an Employment and Noncompetition Agreement on the date hereof, substantially in the form attached hereto as Exhibit F-1 and F-2, respectively, and each such agreement shall have become effective on the Closing Date.

     (m) Grant of Additional Purchase Right. The Company shall have entered into the investment letter granting to the Purchaser and its affiliates the right to purchase from the Company, subject to approval by the holders of the Company's outstanding subordinated debt as required by the indenture(s) or other governing instrument(s) for such subordinated debt, during the 12-month period following the Closing Date, $5 million in principal amount of the Company's 12% Senior Subordinated Notes, convertible at $4.00 per share and otherwise on substantially the same terms as set forth in the Subordinated Note Purchase Agreement, dated January 9, 1996, among the Company, Black Diamond Advisors, Inc. and the other parties thereto, and such letter agreement shall be in effect on the Closing Date.

     (n) Intellectual Property Agreements. There shall have been executed and delivered to the Company by such of the Company's officers as shall be reasonably identified by the Purchaser in a writing delivered to the Company within 10 days after the date hereof, an agreement pursuant to which each such identified employee acknowledges that each invention, discovery, improvement, software development, device, design, apparatus, practice, process, method or product or the like, whether patentable, copyrightable or not, made, developed, perfected, devised, conceived or first reduced to practice by such employee, either solely or in collaboration with others, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company (collectively, the "Developments") during the employee's employment with the Company prior to the Closing Date, is the property of the Company. Such agreement shall also identify all Developments in which the employee has participated in the development, perfection, devising, conception or first reducing to practice.

     (o)  Hart-Scott-Rodino  Act.    All  waiting periods after the required
filings by the parties hereto under the Hart-Scott-Rodino Act shall have expired without objection to the transaction contemplated hereby by the U.S. Department of Justice or the Federal Trade Commission.

     8. Conditions of Company's Obligation. The obligation of the Company to issue and deliver the Purchased Shares and the Warrant that the Company has agreed to sell on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the conditions set forth in this Article 8. In the event that any such condition is not satisfied to the reasonable satisfaction of the Company, then the Company shall not be obligated to proceed with the sale of the Purchased Shares and the Warrant.

     (a)  No  Errors,  etc.      The  representations  and warranties of the
Purchaser in this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

     (b) Compliance with Agreement. The Purchaser shall have performed and complied in all material respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

     (c) Certificate of Officers. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, executed by an executive officer of the Purchaser and certifying to the satisfaction of the conditions specified in Sections 8(a) and 8(b).

     (d)  Opinion  of  the  Purchaser's  Counsel.   The Purchaser shall have
delivered to the Company an opinion, satisfactory to the Company, of Blank, Rome, Comisky & McCauley, counsel for the Purchaser, dated the Closing Date, substantially to the effect that:

          (i) The Purchaser is a corporation duly organized and validly existing in good standing under the laws of the state of its organization and has the power and authority to enter into this Agreement and to carry out the provisions of this Agreement.

          (ii) This Agreement has been duly authorized, executed and delivered by the Purchaser, is the legal, valid and binding agreement of the Purchaser and is enforceable against the Purchaser in accordance with its terms, subject, as to the enforcement of remedies, to limitations under applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

          (iii) The Purchaser has obtained the approval or consent of all governmental agencies or bodies required as of the Closing Date pursuant to applicable laws for the legal and valid execution and delivery of this Agreement and for the performance of the obligations of the Purchaser under all provisions of this Agreement. The execution, delivery and performance of this Agreement by Purchaser will not violate any term, provision or condition of its articles of incorporation or other governing instrument or any judgment, decree or order or any applicable law.

(e)  Supporting  Documents.   The Company shall have received the following:

          (i) A certified copy of resolutions of the board of directors of the Purchaser authorizing and approving the execution, delivery and performance of this Agreement;

          (ii) A certificate of incumbency executed by the Secretary of the Purchaser certifying the names, titles and signatures of the officers authorized to execute this Agreement and further certifying that the Articles of Incorporation and bylaws of the Purchaser delivered to the Company have been validly adopted and have not been amended or modified; and

          (iii) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as legal counsel for the Purchaser may reasonably request.

     (f) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to legal counsel for the Company and the Special Committee.

     (g)  Shareholder  Approval.    This  Agreement  and  the  transactions
contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company in accordance with the Company's Articles of Incorporation and applicable law.

     (h)  Injunction.    There  shall  be  no  effective  injunction,  writ,
preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as provided in this Agreement.

     (i) Fairness Opinion and Special Committee Approval. The Company shall have received the Fairness Opinion, and the Fairness Opinion shall not have been withdrawn or adversely modified. The Special Committee shall have approved and authorized the execution, delivery and performance of this Agreement and the transactions contemplated herein.

     (j)  Hart-Scott-Rodino  Act.    All  waiting periods after the required
filings by the parties hereto under the Hart-Scott-Rodino Act have expired without objection to the transaction contemplated hereby by the U.S. Department of Justice of the Federal Trade Commission.

9.  Termination.

     (a) Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

     (i)  by  the  mutual  consent  of  the  Company  and  the  Purchaser;

          (ii) by the Company if there has been an intentional material breach in any representation, warranty or covenant of the Purchaser set forth in this Agreement, which breach is not cured within 15 days after receipt of notice thereof;

          (iii) by the Purchaser if there has been an intentional material breach in any representation, warranty or covenant of the Company set forth in this Agreement, which breach is not cured within 15 days after receipt of notice thereof;

          (iv) by the Company if there has been an unintentional material breach in any representation, warranty or covenant of the Purchaser set forth in this Agreement, which breach is not cured within 15 days after receipt of notice thereof;

          (v) by the Purchaser if there has been an unintentional material breach in any representation, warranty or covenant of the Company set forth in this Agreement, which breach is not cured within 15 days after receipt of notice thereof;

          (vi) by the Purchaser in the event of the Company's refusal to effect the Closing despite the satisfaction of the conditions set forth in
Article    8  in  breach  of  its  obligations  hereunder;

          (vii) by the Company in the event of the Purchaser's refusal to effect the Closing despite the satisfaction of the conditions set forth in
Article  7  in  breach  of  its  obligations  hereunder;

          (viii) by the Purchaser if, after the date hereof, there shall have been a material adverse change in the financial condition or business of the Company (other than on-going operating losses in amounts not materially greater than that experienced by the Company during the six-month period ended June 30, 1996) or if, after the date hereof, an event specific to the Company (as opposed to its industry generally) shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by the Purchaser;

          (ix) by the Company if, prior to the Closing Date, the Board of Directors (or the Special Committee) of the Company shall have, upon the basis of advice of its legal counsel as to the fiduciary obligations of such Board of Directors (which advice shall be confirmed to Purchaser in writing by such legal counsel) or for any reason other than the circumstances set forth in this Article 9, (A) withdrawn (or modified in a manner adverse to the Purchaser) its recommendation to the Company's shareholders to approve the transactions contemplated by this Agreement in order to permit the Company, in response to an unsolicited offer, to pursue a Disposition, or to approve a tender offer for the outstanding Class A Common Stock, in either case on terms determined by the Board of Directors of the Company, after consultation with its legal and financial advisors, to be more favorable to the shareholders of the Company than the acquisition of the Purchased Shares and the Warrant contemplated by this Agreement, or (B) recommended a Disposition or such offer;

          (x) by the Company if the Purchaser has failed to consummate the transactions contemplated hereby by the date which is the later of (i) 60 days from the date of this Agreement, if the shareholders of the Company have approved at a meeting of such shareholders the transactions contemplated hereby, or (ii) three business days following the date of such shareholder approval; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 9(a)(x) if its intentional breach of this Agreement has prevented the consummation of the transactions contemplated hereby; provided further, however, that any of such dates may be extended for a period of 30 days with the consent of the Company, which consent shall be granted by the Company unless it is not reasonably satisfied with the Purchaser's progress toward effecting the Closing and reasonably believes that the Purchaser cannot effect the Closing by the end of the 30-day extension period, it being understood and acknowledged by the Company that it shall not be entitled to terminate this Agreement pursuant to this Section 9(a)(x) prior to the expiration of such 30-day extension solely by virtue of the pendency of any waiting period under the Hart-Scott-Rodino Act;

          (xi) by the Purchaser if the Company has failed to consummate the transactions contemplated hereby by the date which is the later of (i) 60 days from the date of this Agreement, if the shareholders of the Company have approved at a meeting of such shareholders the transactions contemplated hereby, or (ii) three business days following the date of such shareholder approval; provided, however, that the Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 9(a)(xi) if its intentional breach of this Agreement has prevented the consummation of the transactions contemplated hereby; provided further, however, that any of such dates may be extended for a period of 30 days with the consent of the Purchaser, which consent shall be granted by the Purchaser unless it is not reasonably satisfied with the Company's progress toward effecting the Closing and reasonably believes that the Company cannot effect the Closing by the end of the 30-day extension period, it being understood and acknowledged by the Purchaser that it shall not be entitled to terminate this Agreement pursuant to this Section 9(a)(xi) prior to the expiration of such 30-day extension solely by virtue of the pendency of any waiting period under the Hart-Scott-Rodino Act;

          (xii) by the Purchaser if the Company has failed to obtain the required approval of the transactions contemplated hereby from the Company's shareholders at the Special Meeting; and

          (xiii) by the Company if the definitive loan agreement for the Bridge Loan has not been executed by the Purchaser prior to the close of business on November 1, 1996 for reasons other than circumstances under the Company's reasonable control.

     (b)  Effect  of  Termination.    In  the  event  of termination of this
Agreement as provided in Section 9(a), this Agreement shall become void, and there shall be no liability on the part of either the Purchaser or Company, or their respective officers, directors, employees or agents. The parties hereto acknowledge and agree that the remedies provided in this Section 9(b) shall be the sole and exclusive remedies for termination and that the provisions of this Section 9(b) survive any such termination. The parties hereto also acknowledge and agree that the payments described as liquidated damages are liquidated damages and not penalties and are reasonable in the light of the consequences to the respective parties in the event of termination. Notwithstanding the foregoing, this Section 9(b) shall not bar claims for a material and intentional breach of this Agreement; provided, however, that the maximum amount that may be recovered in connection with any such claim shall be $500,000 plus any amounts paid as liquidated damages in connection therewith in accordance with this Section 9(b). A termination shall have no effect upon the Bridge Loan, which shall remain outstanding in accordance with its terms, except that the Bridge Loan shall be mandatorily prepaid by the Company in the event of a termination pursuant to Section 9(a)(vi) and in the event that the Company defaults on its obligation to pay $500,000 in liquidated damages as provided in Sections 9(b)(iii), (v), (vi), (ix), (xi) and (xii). A termination pursuant to Section 9(a) shall also have the following effects upon the Deposit (which, for purposes of this Section 9, shall be deemed to consist of $500,000 provided by the Purchaser upon the execution of this Agreement, together with any interest accrued thereon from the date of providing the Deposit to the Closing Date):

          (i) in the event of termination pursuant to Section 9(a)(i), the Deposit shall forthwith be disbursed to the Purchaser;

          (ii) in the event of termination pursuant to Section 9(a)(ii), the Deposit shall forthwith be disbursed to the Company as liquidated damages;

          (iii) in the event of termination pursuant to Section 9(a)(iii), the Deposit shall forthwith be disbursed to the Purchaser, and the Company shall forthwith pay to the Purchaser the sum of $500,000 as liquidated damages;

          (iv) in the event of termination pursuant to Section 9(a)(iv), the Deposit shall be forthwith disbursed to the Company as liquidated damages;

          (v) in the event of termination pursuant to Section 9(a)(v), the Deposit shall forthwith be disbursed to the Purchaser as liquidated damages, and the Company shall forthwith pay to the Purchaser the sum of $500,000 as liquidated damages;

          (vi) in the event of termination pursuant to Section 9(a)(vi), the Deposit shall forthwith be disbursed to the Purchaser, and the Company shall forthwith pay to the Purchaser the sum of $500,000 as liquidated damages;

          (vii) in the event of termination pursuant to Section 9(a)(vii), and the Deposit shall forthwith be disbursed to the Company as liquidated damages;

          (viii) in the event of termination pursuant to Section 9(a)(viii), and the Deposit shall forthwith be disbursed to the Purchaser;

          (ix) in the event of termination pursuant to Section 9(a)(ix), the Deposit shall forthwith be disbursed to the Purchaser, and the Company shall forthwith pay to the Purchaser the sum of $500,000 as liquidated damages;

          (x) in the event of termination pursuant to Section 9(a)(x), the Deposit shall forthwith be disbursed to the Company as liquidated damages;

          (xi) in the event of termination pursuant to Section 9(a)(xi), the Deposit shall forthwith be disbursed to the Purchaser, and the Company shall forthwith pay to the Purchaser the sum of $500,000 as liquidated damages; provided, however, that, if the Company's failure to close is attributable to the non-satisfaction of any condition set forth in Article 8 other than the conditions set forth in Section 8(g), (h) (to the extent attributable to the Company) or (i), then, in such case, the Company shall not make such $500,000 payment to the Company;

          (xii) in the event of termination pursuant to Section 9(a)(xii), the Deposit shall forthwith be disbursed to the Purchaser, and the Company shall forthwith pay to the Purchaser the sum of $500,000 as liquidated damages; and

          (xiii) in the event of termination pursuant to Section 9(a)(xiii), the Deposit shall forthwith be disbursed to the Company.

Nothing in this Article 9 is intended, nor shall anything in this Article 9 be construed, to give to any party to the Bridge Loan any additional rights or remedies, or impose on any party to the Bridge Loan any additional obligations, relating to the subject matter of the Bridge Loan. In the event of any conflict or perceived conflict between this Article 9 and the Bridge Loan relating to the subject matter of the Bridge Loan, the definitive documents for the Bridge Loan shall control. In addition, it is acknowledged and understood by the parties hereto that, except as expressly provided for herein, the Bridge Loan and the transactions contemplated by this Agreement are independent transactions, with the effects that (i) except as expressly provided for herein, there shall be no cross-default between the Bridge Loan, on one hand, and the transactions contemplated by this Agreement, on the other hand, and (ii) under no circumstances shall the proceeds of the Bridge Loan be available for offset, or shall the Company be relieved of any payment or other obligation under the Bridge Loan, by reason of any termination or breach by the Purchaser of its obligations hereunder.


10.  Registration  Rights  .

     (a)  Definitions.    As  used in this Section 10, the term "Registrable
Securities" means (i) the Purchased Shares, (ii) the shares of Class A Common Stock issuable upon exercise of the Warrant, (iii) any shares of Class A Common Stock which the Purchaser may hereafter acquire, (iv) the shares of
Class    A  Common  Stock  issuable  upon  conversion  of  any  subordinated indebtedness of the Company or exercise of any rights issued in connection with the transactions described in Section 7(m), (v) any shares of Class A Common Stock acquired by the Purchaser other than in an open market purchase; and (vi) any capital stock of the Company issued as a dividend or other distribution with respect thereto, or in exchange for or in replacement of, the shares of Class A Common Stock referred to in clauses (i), (ii), (iii),
(iv),  (v)  and  (vi)  above.

     (b) Required Registration. If, at any time after the first anniversary of the Closing Date, the Company receives a written request therefor from the Purchaser (so long as it owns at least 25% of the Registrable Securities), the Company shall prepare and file a registration statement under the Securities Act covering the Registrable Securities which are the subject of such request and shall use its reasonable best efforts to cause such registration statement to become effective. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this
Section 10(b). Notwithstanding the foregoing obligation of the Company, if either (i) in the good faith judgment of the Company's Board of Directors, the registration of the Registrable Securities would at such time interfere with a primary offering of securities or a sale or acquisition transaction material to the Company, require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or require the Company to provide information required by the SEC or the Securities Act, such as pro forma information, that at such time the Company would be unable to provide, then the Company's obligation to prepare and file a registration statement in connection with the Registrable Securities which are the subject of the Purchaser's request shall be suspended for a reasonable period (not to exceed 90 days) until the Company consummates or abandons such primary offering or other transaction, determines that such confidential information may be disclosed or is able to provide any such information required by the SEC or the Securities Act, provided that the Company may exercise the right to suspension of an offering under this Section 10(b) no more than one time in any twelve-month period.

     In the event that the Purchaser shall determine for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the SEC, and (i) the Purchaser requests the Company to withdraw such registration statement, if theretofore filed with the SEC, with respect to the Registrable Securities covered thereby, or if the offering is not consummated for any reason and (ii) the Purchaser agrees to bear its expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Registrable Securities, then the Purchaser shall not be deemed to have exercised its right to require the Company to register Registrable Securities pursuant to this
Section  10(b).

     Without the written consent of the Purchaser, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Registrable Securities or require the exclusion of any portion of the Registrable Securities to be registered.

     (c) Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act on any form (other than Form S-4 or Form S-8) that would permit the inclusion of the Registrable Securities in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to the Purchaser. Upon the written request of the Purchaser given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Registrable Securities for which the Purchaser have so requests registration, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Purchaser to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If any registration pursuant to this Section 10(c) shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Securities originally covered by a request for registration would reduce the number of shares to be offered by the Company or its securityholders exercising demand registration rights, or interfere with the successful marketing of the shares of stock offered by the Company or its securityholders exercising demand registration rights, the number of shares of Registrable Securities otherwise to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration. Those shares of Registrable Securities which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

     (d) Registration Procedures. If and whenever the Company is required by the provisions of Sections 10(b) or 10(c) to effect the registration of any Registrable Securities under the Securities Act, the Company will:

          (i) prepare and file with the SEC a registration statement with respect to such securities, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three months;

          (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three months;

          (iii) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such security holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

          (iv) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (v) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (vi) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

          (vii) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holder;

          (viii) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (ix) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement (during which period of suspension the holders of the Registrable Securities shall not be permitted to dispose of such securities pursuant to such registration) or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (x) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

          (xi) at the request of any such holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (A) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which opinion such counsel shall state (without limiting the generality of the foregoing) that (1) such registration statement has become effective under the Securities Act; (2) to the best of such counsel's knowledge no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (3) the registration statement and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements contained therein);
(4) to the best of the knowledge of such counsel neither the registration statement nor any amendment nor supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no opinion as to financial statements contained therein); (5) the description in the registration statement or any amendment or supplement thereto of legal and governmental proceedings and contracts are accurate and fairly present the information required to be shown; and (6) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or any amendment or supplement thereto which are not described as required nor of any contracts or documents or instruments of the character required to be described in the registration statement or amendment or supplement thereto or to be filed as exhibits to the registration statement, which are not described or filed as required; and (B) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

     (e)  Expenses.   With respect to any registration requested pursuant to
Section 10(b) (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 10(c), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company and one counsel for the selling security holders, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of jurisdictions in which the securities to be offered are to be registered or qualified. Underwriting discounts and commissions and transfer taxes for selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

     (f) Indemnification. In the event that any Registrable Securities are included in a registration statement under Sections 10(b) or 10(c):

          (i) The Company will indemnify and hold harmless the Purchaser and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder in writing, such underwriter or such controlling person.

          (ii) The Purchaser will indemnify and hold harmless the Company, any controlling person and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished in writing by such holder.

          (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (g)  Registration  Rights  of  Transferees.    The  registration rights
granted to the holders of Registrable Securities pursuant to this Article 10 shall also be for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, whether or not any express assignment of such rights to any such subsequent holder is made, so long as such subsequent holder acquires at least twenty-five percent (25%) of the Registrable Securities then outstanding.

     11. Additional Covenants of the Company. Subject to the provisions of Section 12(d), the Company covenants and agrees as follows:

     (a)  Corporate  Existence.    The  Company  will maintain its corporate
existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

     (b) Books of Account and Reserves. The Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the SEC. The Company will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the SEC in effect at such time with respect to reports or opinions of accountants. The Company will cooperate with all reasonable requests from the Purchaser for information and access thereto which are required for the Purchaser to discharge its obligations to agencies and authorities which regulate the business and affairs of the Purchaser and its affiliates.

     (c) Furnishing of Financial Statements and Information. The Company will deliver to the Purchaser, so long as it owns at least 25% of the Purchased Shares or 25% of the Warrant Shares):

          (i) if prepared by the Company for internal use, as soon as available, but in any event within 30 days after the close of each month, an unaudited balance sheet of the Company as of the end of such month, together with the related statements of consolidated operations for each such month, which statements of consolidated operations shall include a comparison of actual results of operations to budget on a monthly and a year-to-date basis and shall include a reconciliation of changes in the Company's working capital for such month;

          (ii) as soon as available, but in any event within 45 days after the close of each quarter, an unaudited balance sheet of the Company as of the end of such quarter, together with the related statements of consolidated operations for each such quarter, which statements of consolidated operations shall include a comparison of actual results of operations to budget on a quarterly and a year-to-date basis and shall include a reconciliation of changes in the Company's working capital for such quarter;

          (iii) as soon as available, but in any event within 90 days after the end of each fiscal year, a balance sheet of the Company, as of the end of such fiscal year, together with the related statements of operations, retained earnings and changes in financial position for such fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

          (iv) within 15 days after the Company learns of the commencement or written threats of the commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;

          (v) promptly after the submission thereof to the Company to the SEC, copies of all filings and reports required to be filed by the Company under the Securities Act of 1933 and the Exchange Act;

          (vi) promptly after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company made by such accountants; and

          (vii) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company as is available to the Company and as from time to time the Investor may reasonably request.

     (d)  Inspection.   The Company will permit the Purchaser, so long as it
owns at least 25% of the Purchased Shares, and any of its representatives designated by it and reasonably satisfactory to the Company, to visit and inspect, at the Purchaser's expense, any of the properties of the Company, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers, lawyers and accountants, except with respect to engineering data and other technical information that is not public knowledge, all to such reasonable extent and at such reasonable times and intervals as the Purchaser may reasonably request. The Purchaser shall maintain, and shall require their representatives to maintain, all information obtained from the Company on a confidential basis.

     (e) Board Nominees. During the Option Term provided by the Shareholder Option Agreement, by and among the Purchaser, Morris Ginsburg, Sandler Family Partners, Ltd. and Irwin L. Sandler dated of even date herewith, the Board of Directors of the Company shall be fixed at eleven members, and the Company shall nominate and use its best efforts to have elected from and after Closing and to remain on the Board (i) five members of the Board of Directors of the Company designated by the Purchaser and reasonably acceptable to the Company or such greater number of directors as shall be sufficient to provide the Purchaser with a numerical majority of the directors (ii) Morris Ginsburg and Irwin L Sandler, and (iii) two members of the Board of Directors who shall be independent of the Purchaser and of Morris Ginsburg and Irwin L. Sandler and who satisfy the requirements of the NASDAQ National Market System. In the event of the death, resignation or removal of any such director so designated by the Purchaser, the Purchaser shall be entitled to designate such director's
successor.    The  Company  agrees  that,  in  submitting  to  the  Company's shareholders or Board of Directors the names and nominees for election as directors or in filling interim vacancies, it will use its reasonable best efforts to cause any person designated by the Purchaser to be elected as a director.

     (f) Provision of Information and Filing of Reports. The Company shall, from and after the Closing Date, deliver to any holder of Purchased Shares or Warrant Shares upon request such information as may be required to be provided to enable the holder of the Purchased Shares or Warrant Shares to comply with Rule 144 or Rule 144A under the Securities Act in connection with the sale or transfer of any of the Purchased Shares or the Warrant Shares.

     (g) Covenants Regarding Warrant. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the Warrant will, upon issuance in accordance with the terms of the Warrant, be fully paid and nonassessable and free from all taxes, liens and charges (except for taxes, if any, upon the income of the holder and applicable transfer taxes, and taxes payable in connection with the delivery of Warrant Shares to a person other than the registered holder of the Warrant so exercised) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person which shall not have been waived. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Class A Common Stock for the purpose of issue upon the exercise of such conversion privilege. The number of shares of Class A Common Stock issuable upon exercise of the Warrant and the exercise price with respect thereto shall be subject to adjustment from time to time as set forth in the Warrant.

(h)  Payment  of  Taxes  and  Maintenance  of Properties.  The Company will:

          (i) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its properties, other than such taxes, assessments, charges or levies as the Company is contesting in good faith through appropriate proceedings; and

          (ii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition.

     (i)  Insurance.    The  Company  will obtain and maintain in force such
property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as the Company's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business.

12.  Restriction  on  Transfer  or  Purchase  of  Shares.

     (a)  Transfer  Restrictions.    Subject to applicable federal and state
securities laws, the Purchased Shares, Warrant and Warrant Shares may be freely transferred, provided that no such transfer may be made, without the Company's consent, to a direct competitor of the Company in the business of originating, investing in, selling, purchasing, servicing, or otherwise dealing in motor vehicle loans and consumer loans. In addition to the foregoing, the Purchaser acknowledges that such securities are only transferable pursuant to (i) a public offering registered under the Securities Act, (ii) Rule 144 or Rule 144A of the SEC (or any similar rule then in effect) if such rule is available, and (iii) subject to the conditions specified elsewhere in this Article 12, any other legally available means of transfer.

     (b)  Legend.    Each certificate representing Purchased Shares shall be
endorsed  with  the  following  legend:

     "The shares represented by this certificate may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

Upon the exercise of the Warrant, unless the Company receives an opinion of counsel satisfactory to the Company to the effect that a transfer of the Warrant Shares, as the case may be, may be made without registration or further restriction or transfer, or unless such Warrant Shares are being disposed of pursuant to a registration under the Securities Act, the same legend shall be endorsed on the certificate evidencing such Warrant Shares.

     (c) Removal of Legend.  Any legend endorsed on a certificate evidencing a security pursuant to Section 12(b) hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such security may be made without registration. In addition, if the holder of such security delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such security will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in Section 12(b).

     (d) Termination of Certain Covenants. The obligations of the Company under Article 11 of this Agreement, notwithstanding any provisions hereof apparently to the contrary, shall terminate and shall be of no further force or effect at the date that the Purchaser sells or transfers any Purchased
Shares or Warrant Shares, if following such sale or transfer the Purchaser owns less than twenty-five percent (25%) of the then outstanding Class A Common Stock.

     (e)  Standstill  Restrictions.   Other than pursuant to the exercise of
warrants, the Shareholder Option Agreement, or the conversion of the Company's 12% Senior Subordinated Notes held by the Purchaser at the time of conversion, the Purchaser and its affiliates shall not acquire any additional securities of the Company without the prior written consent of the Company.

13.  Miscellaneous.

(a)  Waivers,  Amendments  and  Approvals.   The obligations of the Company
under this Agreement may only be waived by the Purchaser in writing (either generally or in a particular instance and either retroactively or prospectively), and, with the written approval of the Purchaser, the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Purchased Shares or the Warrant Shares; provided, however, that no such waiver or supplemental agreement shall (i) amend the terms of the Purchased Shares or the Warrant Shares as set forth in the Articles of Incorporation of the Company, (ii) amend the provisions of this Agreement granting rights to the holders of the Purchased Shares and the Warrant Shares (including, but not limited to, registration rights under Article 10) without the written consent of the holders of a majority of the Purchased Shares, or (iii) reduce the aforesaid proportions of shares the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the record holders of shares whose rights would be affected by such reduction. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the Purchased Shares and the Warrant Shares who have not previously consented thereto in writing. In all cases in which the consent or approval of, or actions by, the Purchaser or the holders of the Warrant Shares is required by the terms of this Agreement, the number of Warrant Shares owned by such holder or the Purchaser shall be determined on an as-if-exercised basis.

     (b) Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 13(a).

     (c)  Fees and Expenses.  Except as contemplated by Article 9 hereof and
Section 13(e), each of the parties shall be responsible for its own legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

     (d) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, transmitted via facsimile or overnight courier service or mailed first-class postage prepaid, registered or certified mail,

          (i) if to any holder of any Purchased Shares or Warrant Shares, addressed to such holder at its address as shown on the books of the Company, or at such other address or to such facsimile telephone number as such holder may specify by written notice to the Company, with a copy to Cathryn L. Porter, Esq., Pacific USA Holdings Corp., 3200 Southwest Freeway, Suite 1200,
Houston,  Texas    77027,  or

          (ii) if to the Company, at 370 Seventeenth Street, Suite 5060, Denver, Colorado 80202. Attention: President; or at such other address as the Company may specify by written notice to the Purchaser, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given on the date when personally delivered or when transmitted by facsimile (if confirmation of facsimile receipt has been given), on the date after being deposited with an overnight courier service, or, if sent by mail, four days after deposit in the United States mail, postage prepaid.

     (e)  Arbitration  of  Disputes  .

          (i) Any controversy or claim arising out of this Agreement, or any breach of this Agreement, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this Section 13(e) or by the further agreement of the parties.

     (ii)  Such  arbitration  shall  be  conducted  in  Denver,  Colorado.

          (iii) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          (iv) Nothing contained in this Section 13(e) shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (A) to restrain the other party from breaching this Agreement or (B) for specific enforcement of this Section 13(e). The parties agree that any legal remedy available to a party with respect to a breach of this Section 13(e) will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 13(e).

          (v) The parties to this Agreement hereby consent to the jurisdiction of the federal courts located within Denver, Colorado for all purposes.

          (vi) Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

          (vii) Each party shall bear its own costs incurred in the arbitration, provided that, in any claim based on an allegation of fraud or misrepresentation in connection with this Agreement, the attorneys' fees of both parties shall be borne by the non-prevailing party. The arbitrator's fees and expenses of any dispute submitted to arbitration hereunder shall be allocated among the parties who are subject to the arbitration by arbitrator so as to charge such fees and expenses proportionately to the party or parties whose positions are not sustained, which allocation shall be determined by the arbitrator as part of his decision. The parties agree that judgment may be entered in any court of competent jurisdiction upon any award of the arbitrator.

          (viii) In the event that any party attempts to circumvent the provisions of this Section 13(e) and institutes a legal proceeding other than the arbitration contemplated by this Section 3(e), such party shall be liable for the attorneys' fees and other expenses of the other party in responding to and defending such legal proceeding and attempting to enforce the provisions of this Section 13(e)

     (f) Parties in Interest; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of the Purchased Shares, the Warrant or the Warrant Shares. The Purchaser may assign this Agreement to any of its direct or indirect majority-owned subsidiaries, provided that no such assignment shall release the Purchaser from any of its obligations hereunder. Except as set forth in the preceding sentence, no party may assign its rights or obligations under this Agreement.

     (g)  Headings.    The  headings  of  the  articles and sections of this
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     (h)  Choice  of  Law.   The substantive laws of Colorado and applicable
federal law shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

     (i)  Counterparts.   This Agreement may be executed concurrently in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (j) Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement for a period ending 30 days after the later to occur of (i) the delivery to the Purchaser of the Company's audited financial statements for the Company's fiscal year ended December 31, 1996 or (ii) the delivery to the Purchaser by the Company's independent auditors of their "management letter" in respect of such fiscal year relating to management accounting procedures, financial controls and matters which occur during the course of preparation of the audited financial statements referred to in clause (i); provided, however, that the Company shall not be liable following the Closing Date for any breach of a representation or warranty in this Agreement unless such breach involves a material misrepresentation or omission concerning the financial condition, business or operations of the Company and results in a material diminution in the value of the Purchaser's equity interest in the Company, and in any event the Company shall have no liability with respect to its representations and warranties after the expiration of the survival period described above.

     (k) Press Releases and Announcements. No party hereto shall issue any press release (or make any other public announcement) regarding this Agreement or the transactions contemplated hereby or make any public announcement without the prior written approval of the other party as to the timing and content of such press release or other announcement, provided that, if a press release or public announcement is required by applicable law, the party required to make such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon the contents for such disclosure which is satisfactory to both parties.

     (l)  Further  Assurances.    The Company and the Purchaser will use all
reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all without further consideration, all things, necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     (m)  Entire  Agreement.    This  Agreement,  together  with the Company
Disclosure Schedule and the Exhibits hereto, which are incorporated by reference herein, constitute the entire agreement of the parties relating to the subject matter hereof and supersede any prior understandings of the parties relating to such subject matter.


     IN WITNESS WHEREOF, each of the Company and the Purchaser has caused this Agreement to be executed by its duly authorized representative.

                    MONACO  FINANCE,  INC.,
                    a  Colorado  corporation


By          /s/Morris  Ginsburg
     Name:  Morris  Ginsburg
     Title:President
     Date:  October,  29,  1996


               PACIFIC  USA  HOLDINGS  CORP.,
               a  Texas  corporation


By          /s/  Bill  Bradley
     Name:  Bill  Bradley
     Title:  President  and  Chief  Executive  Officer
     Date:  October  29,  1996

                                EXHIBIT 10.45

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN VIOLATION OF SUCH ACT OR LAW OR THE PROVISIONS OF THIS WARRANT.








                             WARRANT TO PURCHASE

                       6,000,000 SHARES OF COMMON STOCK
                                      OF
                             MONACO FINANCE, INC.


                         DATED AS OF OCTOBER 29, 1996

                              TABLE OF CONTENTS
                                                                          Page





SECTION 1.   DEFINITIONS                                              2
SECTION 2.   EXERCISE OF WARRANT                                      3
2.1          Exercise Generally                                       3
2.2          Holder Representations and Warranties                    4
SECTION 3.   PREEMPTIVE RIGHTS; ANTI-DILUTION                         4
3.1          Preemptive Rights                                        4
3.2          Anti-Dilution Provisions                                 4
3.3          Notice of Certain Corporation Transactions               5
3.4          No Adjustment in Certain Circumstances                   6
3.5          Certificate of Adjustment                                6
3.6          Information to be Furnished Upon Request                 6
SECTION 4.   RESERVATIONS                                             6
SECTION 5.   SALE OF THE COMPANY; REORGANIZATIONS                     6
SECTION 6.   DISSOLUTION OR LIQUIDATION                               7
SECTION 7.   NOTICE OF EXTRAORDINARY DIVIDENDS                        7
SECTION 8.   PROHIBITION ON ISSUANCE OF CLASS B COMMON STOCK          8
SECTION 9.   FRACTIONAL SHARES                                        8
SECTION 10.  FULLY PAID STOCK; TAXES                                  8
10.1         General                                                  8
10.2         Taxes                                                    8
SECTION 11.  CLOSING OF TRANSFER BOOKS                                8
SECTION 12   RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND
             SHARES; COMPLIANCE WITH LAWS                             9
12.1         In General                                               9
12.2         Restrictive Legends                                      9
12.3         Notice of Proposed Transfer; Registration Not Required  10
SECTION 13.  REGISTRATION RIGHTS                                     10
SECTION 14.  LOST, STOLEN WARRANTS, ETC.                             10
SECTION 15.  SEVERABILITY                                            11
SECTION 16.  MISCELLANEOUS                                           11
16.1         Holder Not A Shareholder                                11
16.2         Notices                                                 11
16.3         Successors and Assigns                                  11
16.4         Amendments                                              12
16.5         Headings                                                12
16.6         Governing Law                                           12
16.7         Termination                                             12


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN VIOLATION OF SUCH ACT OR LAW OR THE PROVISIONS OF THIS WARRANT.

     No.  of  Shares:    6,000,000                Dated as of October 29, 1996

                             WARRANT TO PURCHASE
                        SHARES OF CLASS A COMMON STOCK
                                      OF
                             MONACO FINANCE, INC.

     THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

                          PACIFIC USA HOLDINGS CORP.

                                  or assigns

is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase from Monaco Finance, Inc., a Colorado corporation (the "Company"), up to 6,000,000 shares of Class A Common Stock (as hereinafter defined and subject to adjustment as provided herein) of the Company at the Exercise Price (as hereinafter defined and subject to adjustment as provided herein) for each share of Common Stock so purchased and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

Attest:          MONACO  FINANCE,  INC.

/s/  Irwin  L.  Sandler          By:  /s/  Morris  Ginsburg
Name:  Irwin  L.  Sandler          Name:  Morris  Ginsburg
Secretary          Title:  President


     Additional provisions follow on the next pages and are incorporated in this Warrant as if set forth on this page.

SECTION  1.                    DEFINITIONS.

     In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

     "Class A Common Stock" shall mean, collectively, the (a) the Company's Class A Common Stock, par value $.01 per share, and (b) any successor security to the Class A Common Stock.

     "Class B Common Stock" shall mean, collectively, (a) the Company's Class B Common Stock, par value $.01 per share, and (b) any successor security to the Class B Common Stock.

     "Closing Date" shall mean the date of closing of the transaction contemplated by the Securities Purchase Agreement, dated as of October 29, 1996, between the Company and Pacific USA Holdings Corp.

     "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Company" shall mean Monaco Finance, Inc., a Colorado corporation, and any successor to the Company in the circumstances contemplated by Section 5. Unless the context otherwise indicates, the term "Company" shall also include all Subsidiaries.

"Exercise Date" shall mean the date or dates on which this Warrant is exercised.

     "Exercise Period" shall mean the period commencing on the Closing Date and terminating on the Expiration Date.

     "Exercise Price" shall mean $4.50 per share for the first 2,500,000 shares of Class A Common Stock purchased upon exercise of this Warrant; $5.00 per share for the next 1,500,000 shares purchased upon exercise of this Warrant; $6.00 per share for the next 1,000,000 shares purchased upon exercise of this Warrant; and $7.00 per share for the remaining 1,000,000 shares purchased upon exercise of this Warrant, adjustable as set forth in Section 3.

"Expiration  Date"  shall  mean  the  fifth  anniversary  of the Closing Date.

     "Fair Market Value" of the Class A Common Stock of the Company as of a particular date (the "Determination Date") shall mean: (i) if the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq Stock Market, then the average closing or last sale prices, respectively, reported for the 10 business days immediately preceding the Determination Date, and (ii) if the Company's Common Stock is not traded on an exchange or on the Nasdaq Stock Market, but is traded on the over-the-counter market, then the average closing bid and asked prices reported for the 10 business days immediately preceding the Determination Date.

     "Holder" shall mean the registered holder of this Warrant, and, if the context so indicates, the holder of Restricted Stock.

     "Preferred Stock" shall mean, collectively, (a) the Company's Preferred Stock, no par value, and (b) any successor security to the Preferred Stock.

     "Restricted Stock" shall mean the shares of Class A Common Stock of the Company issued upon the exercise of this Warrant.

     "Sale of the Company" shall mean any change of control of the Company (as the term 'control' is defined in Rule 405 of the Commission under the Securities Act), whether such change of control occurs through merger, consolidation, sale of assets or stock, exchange of securities, or otherwise.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Pacific USA Holdings Corp." shall mean Pacific USA Holdings Corp., a Texas corporation.

     "Underlying Shares" shall mean the shares of Class A Common Stock issuable upon exercise of this Warrant.

     "Warrant" or "this Warrant" as used herein shall mean this Warrant and any warrant hereafter issued in exchange or substitution for this Warrant.

SECTION  2.                    EXERCISE  OF  WARRANT.
2.1  Exercise  Generally.   Subject to the conditions hereinafter set forth,
this Warrant may be exercised in whole or in part, during the Exercise Period, but in no event subsequent to the end of the Exercise Period, by the surrender of this Warrant (with the subscription form at the end hereof duly completed and executed) at the principal office of the Company in Denver, Colorado, and upon payment of the Exercise Price in immediately available funds. This Warrant and all rights and options hereunder shall expire at the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before that time. The Company shall pay all expenses and other charges payable in connection with the preparation, execution and delivery of stock certificates under this Section 2.1.

     2.2 Holder Representations and Warranties. In connection with any exercise of this Warrant, the Holder agrees to make such representations and warranties as may be necessary to demonstrate compliance with applicable securities laws, as may be reasonably requested by the Company.

SECTION    3.                    PREEMPTIVE  RIGHTS;  ANTI-DILUTION.

     3.1 Preemptive Rights. The Holder shall have a preemptive or similar right to acquire or subscribe for any shares of Class A Common Stock, Preferred Stock, rights, warrants, options to purchase Class A Common Stock or Preferred Stock or scrip or securities of any kind convertible into Class A Common Stock or Preferred Stock or carrying stock purchase warrants or privileges, if any of the foregoing are issued after the date of this Warrant, other than shares of Class A Common Stock or Preferred Stock, rights, warrants, options to purchase Class A Common Stock or Preferred Stock or scrip or securities of any kind convertible into Class A Common Stock or Preferred Stock or carrying stock purchase warrants or privileges issued (i) as consideration for the Company's acquisition of any assets or business owned by any third party, (ii) to directors or employees of the Company pursuant to a stock option or other incentive plan, (iii) pursuant to the exercise of warrants, options, conversion rights or similar rights outstanding on the date hereof, (iv) pursuant to a registered public offering, or (v) to lenders in connection with bona fide financing transactions. The Company shall promptly mail notice of any event or circumstance which gives rise to the rights granted by this Section 3.1 to the Holder, and the Holder, not later than 30 days after the giving of such notice, shall make the payment to the Company as shall be required to acquire or subscribe for the Company's capital stock in the exercise of the Holder's rights under this Section 3.1.

     3.2 Anti-Dilution Provisions. The Underlying Shares shall be subject to change or adjustment as follows:

          (a) Class A Common Stock Dividends, Subdivisions, Combinations. If the Company shall (i) pay or make a dividend or other distribution to all holders of its Class A Common Stock in shares of Class A Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Class A Common Stock into a larger number of shares, or (iii) combine or reclassify the outstanding shares of its Class A Common Stock into a smaller number of shares, then in each such case the Underlying Shares shall be adjusted to equal the number of such shares to which the Holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of such shareholder entitled thereto, and the Exercise Price shall be proportionately adjusted. An adjustment made pursuant to this paragraph (a) shall become effective immediately after such record date, in the case of a dividend or distribution, and immediately after the effective date, in the case of a subdivision, split, combination or reclassification.

          (b) Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the Class A Common Stock of the Company (whether pursuant to a merger, consolidation or otherwise), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of Class A Common Stock, as the case may be, by a holder of the number of shares of Class A Common Stock into which this Warrant was exercisable immediately prior to such capital reorganization or reclassification of Class A Common Stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          (c) Distributions of Assets or Securities Other Than Class A Common Stock. In case the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock shares of any of its capital stock (other than Class A Common Stock), rights or warrants to purchase any of its securities, cash (other than dividends paid out of net surplus or current or retained earnings), other assets or evidences of its indebtedness, then in each such case the Exercise Price shall be reduced by the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Class A Common Stock. An adjustment made pursuant to this paragraph (c) shall become effective immediately after such distribution date.

          (d) No Impairment. The Company shall not, without the prior consent of the Holder, by amendment of its Articles of Incorporation or through any reorganization, transfer of the assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

     3.3  Notice  of  Certain  Corporation  Transactions.    The Company shall
promptly mail to the Holder a notice of any proposed dividend, merger, dissolution, liquidation or winding up of the Company, stating the proposed record date (if any) or effective date for any such transaction and briefly describing the transaction.

     3.4 No Adjustment in Certain Circumstances. The Company shall not make any adjustment of any of the Exercise Price or the number of Underlying Shares in the case of (a) the exercise of this Warrant, or (b) the issuance or sale by the Company of Class A Common Stock or rights or options pursuant to, or the adjustment of the exercise price, or the exercise or termination, of rights or options issued pursuant to, any employee stock option or similar plan of the Company, or (c) except as specifically provided in this Section 3, by reason of the issuance of shares of Class A Common Stock or any other securities of the Company in exchange for cash, property or services or other consideration.

     3.5 Certificate of Adjustment. Upon the occurrence of each adjustment pursuant to this Section 3, the Company, at its expense, shall as promptly as practicable compute such adjustment in accordance with the provisions of this
Section 3, and prepare and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

     3.6 Information to be Furnished Upon Request. Upon the request at any time of the Holder, the Company shall as promptly as practicable furnish or cause to be furnished, to the Holder, at its address set forth in such request, a certificate setting forth the number of shares of Class A Common Stock that at the time would be received upon the exercise of the Warrant and the Exercise Price thereof.

SECTION  4.                    RESERVATIONS.

     The Company shall at all times reserve and keep available such number of authorized shares of its Class A Common Stock, solely for the purpose of issue upon the exercise of the rights represented by this Warrant, as may at any time be issuable upon the exercise of this Warrant. Such reserved shares of Class A Common Stock shall at no time have an aggregate par value that is in excess of the Exercise Price.

SECTION  5.                    SALE  OF  THE  COMPANY;  REORGANIZATIONS.

     In the event that (i) a Sale of the Company, or (ii) any capital reorganization or reclassification of the capital stock of the Corporation or merger of the Company with or into another corporation or other entity (collectively, a "Reorganization"), shall be effected in such a way that holders of Class A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class A Common Stock, then, as a condition of such Sale of the Company or Reorganization, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the Class A Common Stock immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as would have been (by virtue of such Sale of the Company or Reorganization) issued or payable with respect to or in exchange for a number of outstanding shares of Class A Common Stock equal to the number of shares of Class A Common Stock immediately theretofore receivable upon the exercise of this Warrant, assuming such exercise had taken place immediately prior to such Sale of the Company or Reorganization. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares of Class A Common Stock receivable upon exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the exercise of this Warrant. The Company shall not effect any such Sale of the Company or Reorganization, unless, prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such transaction shall assume by written instrument, executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive. Notice of any proposed Sale of the Company or Reorganization shall be given by the Company to the Holder as promptly as practicable after such transaction appears likely.

SECTION  6.                    DISSOLUTION  OR  LIQUIDATION.

     Upon any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when Section 5 shall be applicable), the Company shall mail notice thereof to the Holder and shall make no distribution to its shareholders until the expiration of 30 days from the date of mailing of such notice and, in any such event, the Holder of this Warrant may exercise this Warrant within 30 days from the date of mailing such notice. All rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

SECTION  7.                    NOTICE  OF  EXTRAORDINARY  DIVIDENDS.

     If the board of directors of the Company shall declare any dividend or other distribution on its Class A Common Stock (except out of earned surplus or net profits or by way of a stock dividend payable on its Class A Common Stock), the Company shall mail notice thereof to the Holder not less than 21 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

SECTION  8.             PROHIBITION ON ISSUANCE OF CLASS B COMMON STOCK.

The Company shall not issue, or agree to issue, any shares of its Class B Common Stock or grant any warrant, option or other right to acquire any shares of Class B Common Stock or issue or sell any security convertible into Class B Common Stock, without the prior written consent of Pacific USA Holdings Corp. The Company shall not authorize any equity securities other than the equity securities presently authorized, namely, the Class A Common Stock, the Class B Common Stock and the Preferred Stock without the prior written consent of Pacific USA Holdings Corp.

SECTION  9.                    FRACTIONAL  SHARES.

     Fractional shares shall be issued upon the exercise of this Warrant in any case where the number of Underlying Shares at the time of exercise includes fractional shares.

SECTION  10.                    FULLY  PAID  STOCK;  TAXES.

     10.1 General. The Company covenants and agrees that the shares of its capital stock represented by each certificate to be delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, and be fully paid and nonassessable. The Company covenants and agrees that, upon issuance of the Underlying Shares, the Underlying Shares shall have voting rights equivalent to those of any other holder of Class A Common Stock.

     10.2 Taxes. The Company covenants and agrees that it shall pay, when due and payable, any and all federal and state issuance or transfer taxes that may be payable in respect of this Warrant or any Class A Common Stock or certificates issued hereunder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the Holder, and any such tax shall be paid by the Holder at the time of presentation.

SECTION  11.                      CLOSING  OF  TRANSFER  BOOKS.

     The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Class A Common Stock may be closed. The Company shall not be required, however, to deliver stock certificates upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of such certificates until the opening of such books. In such case, the certificates shall be delivered promptly after the books are opened.

SECTION  12.                  RESTRICTIONS ON TRANSFERABILITY OF WARRANTS
                                AND  SHARES;  COMPLIANCE  WITH  LAWS.
Notwithstanding anything contained in this Warrant to the contrary, the terms and provisions of this Section 12 shall remain in full force and effect at all times up to and including the end of the Exercise Period and, unless otherwise specified herein, the term "Warrant" shall include the Underlying Shares, and the term "Restricted Stock" shall include such Underlying Shares as if they had been issued.

     12.1 In General. This Warrant and the Restricted Stock shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to ensure compliance with the provisions of the Securities Act (or any similar federal statute at the time in effect) and any applicable state securities laws in respect of the transfer of this Warrant or any Restricted Stock.

     12.2 Restrictive Legends. Each certificate for Restricted Stock shall, unless otherwise permitted by the provisions of this 12.2, bear on the face thereof a legend reading substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY STATE SECURITIES LAWS THAT MAY BE APPLICABLE AND ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT
PURSUANT  TO  WHICH  SUCH  SHARES  WERE  ISSUED.

     If a registration statement covering this Warrant or the Restricted Stock shall become effective under the Securities Act and under any applicable state securities laws, or if the Company shall receive an opinion of counsel reasonably satisfactory to the Company (which shall include counsel to the Company and counsel to the original purchaser hereof) that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of any exemption afforded by Rule 144 of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend. Upon the written request of the Holder of this Warrant or of the Restricted Stock, the Company shall forthwith request independent counsel experienced in such matters to render an opinion with respect to the matters covered herein, and the Company shall bear all expenses in connection therewith.

     12.3 Notice of Proposed Transfer; Registration Not Required. Except as set forth in this Section 12.3 and as restricted by federal and state securities laws, this Warrant shall be freely transferable, provided that the Holder of this Warrant or the Restricted Stock, by acceptance thereof, agrees that it shall give prior notice to the Company of its intention to transfer this Warrant or the Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer and the identity of the proposed transferee. The Company shall have the right, exercisable in a writing delivered to Holder no later than three business days after the receipt of the Holder's notice of intended transfer, to reject a proposed transferee, provided that such right may be exercised only on the grounds that the proposed transferee is a direct competitor of the Company engaged in the business of originating, investing in, selling, purchasing, servicing, or otherwise dealing in motor vehicle loans and consumer loans. Promptly after receiving such notice, the Company shall present copies thereof to Company counsel. If, in the opinion of such counsel, the proposed transfer may be effected without registration or qualification under any federal or state law, the Company, as promptly as practicable, shall notify such Holder of such opinion and of the terms and conditions, if any, to be observed in connection with such transfer, whereupon such Holder shall be entitled to transfer this Warrant or such Restricted Stock, and to have a new Warrant or new stock certificate(s) issued in the name of the transferee or its nominee. If such counsel is unable to render such an opinion (in which case such counsel shall set forth in writing the basis for the legal conclusions in this regard), the proposed transfer described in the notice given pursuant to this Section 12.3 may not be effected except to the extent permitted by and upon such registration and/or qualification or, in lieu thereof, compliance with the conditions of an exemptive regulation of the Commission and/or any applicable state securities regulatory authority, as the case may be. Thereupon, the Company shall notify the Holder of such restrictions, and the Holder shall not be entitled to effect such transfer until receipt of a contrary notice from the Company or until such registration or qualification, filing or compliance has become effective (and consistent with the terms thereof). All fees and expenses of Company counsel in connection with the rendition of the opinion
provided  for  in  this  Section    12.3  shall  be  paid  by  the  Company.

SECTION  13.                      REGISTRATION  RIGHTS

The Holder shall have the rights with respect to registration of the Underlying Shares as set forth in Article 9 of the Securities Purchase
Agreement, dated October 29, 1996, between the Company and Pacific USA Holdings Corp.

SECTION  14.                      LOST,  STOLEN  WARRANTS,  ETC.

     If this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

SECTION  15.                      SEVERABILITY.

     Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION  16                      MISCELLANEOUS.

     16.1 Holder Not A Shareholder. Except as otherwise specifically provided herein, prior to the exercise of this Warrant, the Holder shall not be entitled to any of the rights of a shareholder of the Company.

     16.2 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be in writing and (a) shall be deemed to have been given or made one day after the date sent (i) if by the Company, by prepaid overnight delivery, addressed to the Holder at its last known address appearing on the books of the Company maintained for such purpose, with a copy to Alan L. Zeiger, Esq., Blank, Rome, Comisky & McCauley, Four Penn Center Plaza, Philadelphia, Pennsylvania 19103, and Cathryn L. Porter, Esq., Pacific USA Holdings Corp., 3200 Southwest Freeway, Suite 1200, Houston, Texas 77027 or (ii) if by the Holder, by prepaid overnight delivery addressed to the Company at Suite 5060, 370 Seventeenth Street, Denver, Colorado 80202, with a copy to John R. Garrett, Esq., at Brownstein Hyatt Farber & Strickland, P.C., 410 Seventeenth Street, Denver, Colorado 80202; and (b) if given by courier, confirmed telegram, confirmed facsimile transmission or confirmed telex shall be deemed to have been made or given when received. The Holder and the Company may each designate a different address by notice to the other in the
manner  provided  in  this  Section    16.2.

     16.3 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of the Holder of this Warrant or the Restricted Stock and shall be enforceable by the Holder.

     16.4 Amendments. This Warrant may not be modified, supplemented, varied or amended except by an instrument in writing signed by the Company and the Holder.

     16.5  Headings.    The  index and the descriptive headings of sections of
this Warrant are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Warrant.

     16.6 Governing Law. THIS WARRANT AND ALL MATTERS CONCERNING THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO FOR CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS  OF  LAWS,  AND  APPLICABLE  FEDERAL  LAW.

     16.7 Termination. This Warrant shall terminate and shall be of no further force and effect in the event that the Securities Purchase Agreement by and between the Company and Pacific USA Holdings Corp., dated as of October 29, 1996, shall terminate prior to the consummation of the transactions contemplated by such Securities Purchase Agreement.

EXERCISE  NOTICE

TO  MONACO  FINANCE,  INC.:

                       The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant, purchases thereunder______ shares of the Class A Common Stock of the Company, herewith makes payment of $________ therefor, and requests that the certificate(s) for such shares be issued in the name of the undersigned Holder or its nominee and delivered to it at Holder's address on the books of the Company.


                    PACIFIC  USA  HOLDINGS  CORP.
By
     Name:
     Title:
Dated:

ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto the Warrant and all rights evidenced thereby and does irrevocably constitute and appoint attorney to transfer the Warrant on the books of the Company.

                    PACIFIC  USA  HOLDINGS  CORP.
By
     Name:
     Title:
     Dated:

                                EXHIBIT 10.46










                        SHAREHOLDER OPTION AGREEMENT

                                 BY AND AMONG

                          PACIFIC USA HOLDINGS CORP.

                                     AND

     MORRIS GINSBURG, SANDLER FAMILY PARTNERS, LTD., AND IRWIN L.SANDLER


                              OCTOBER 29, 1996

                        SHAREHOLDER OPTION AGREEMENT

This SHAREHOLDER OPTION AGREEMENT (this "Agreement"), dated as of October 29, 1996, is made and entered into by and among Pacific USA Holdings Corp., a Texas corporation ("Optionee"), and each of Morris Ginsburg ("Ginsburg"), Sandler Family Partners, Ltd., a Colorado limited partnership ("Sandler Partners"), and Irwin L. Sandler ("Sandler," and, together with Ginsburg and Sandler Partners, the "Shareholders").

     WHEREAS, Ginsburg and Sandler Partners are the owners of 580,000 and 250,000 shares, respectively, of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), of Monaco Finance, Inc., a Colorado corporation (the "Company"), constituting all of the issued and outstanding shares of the Class B Common Stock of the Company (as defined herein, the "Shares");

     WHEREAS, Optionee desires to enter into the Securities Purchase Agreement (as defined below), but only if Shareholders agree to grant the options to purchase the Shares, and otherwise agree to the covenants, herein described; and

     WHEREAS, Shareholders desire to induce Optionee to enter into such an agreement with the Company and, accordingly, Shareholders are willing to grant to Optionee an option to purchase the Shares upon the terms of this Agreement and to agree to the additional terms and conditions of this Agreement, including the agreements regarding voting of the Shares contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS. The following terms when used in this Agreement shall have the following meanings:

     "Affiliate" means, with respect to a person, any corporation or other entity in which such person has a direct or indirect controlling interest or by which such person is directly or indirectly controlled or which is under direct or indirect common control with such person.

     "Business Day" means any day which is not a Saturday or a Sunday, or a day on which banks in the State of Colorado are not authorized or required to close.

     "Common Stock" shall meaning the Company's Class A Common Stock, par value $0.01 per share, and the Class B Common Stock.

     "Effective Date" shall mean the date of closing of the transactions contemplated by in the Securities Purchase Agreement.

     "Lien or Other Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement or encumbrance.

     "Sale of the Company" means the acquisition of 100% of the outstanding Common Stock (pursuant to a merger, consolidation, sale of stock or other acquisition or business combination transaction) or of all or substantially all the Company's assets by any person or group of related persons in a single transaction or series of related transactions.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, of even date herewith, between Optionee and the Company, to which a form of this Agreement is an exhibit.

     "Shares"  mean  (i) the 830,000 shares of Class B Common Stock owned by
Shareholders, (ii) any shares of Common Stock issued in respect of any subdivision, split or dividend on the shares of Class B Common Stock described in subparagraph (i), and (iii) in the event the Company at any time shall be a party to a recapitalization of the Class B Common Stock in which the previously outstanding Class B Common Stock shall be changed into or exchanged for different securities of the Company, any such other securities received in respect of such shares of Class B Common Stock.

2.  OPTION  TO  PURCHASE  SHARES.

     (a) Grant of Option; Exercise. Effective as of the Effective Date, each of the Shareholders hereby grants to the Optionee an irrevocable option (the "Option") to purchase that portion of the Shares held by such person at a price of $4.00 per share, subject to adjustment as provided in Section 2(d) (as adjusted, the "Option Price"). The Option shall be exercisable for a period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the "Option Term"). In the event the Optionee elects to exercise the Option, the Optionee shall notify the Shareholders of such election by delivering a written notice to that effect setting forth the date for the consummation of the purchase (such date being referred to as the "Option Closing Date"), which date shall be not earlier than ten (10) days or later than thirty (30) days from the date the notice is delivered. The Optionee shall have the right to exercise the Option as to all, but not less than all, of the Shares.

     (b) Payment of Option Price. On the Option Closing Date, the Optionee shall pay to each of the Shareholders an amount equal to the number of Shares being sold by such person multiplied by the Option Price. Such amount shall be paid by wire transfer of immediately available funds to such account or accounts of the Shareholders as the Shareholders shall designate to the Optionee, in the manner specified herein for the delivery of notices, not less than three Business Days prior to the Option Closing Date. In the event that the Optionee defaults on its obligation to pay the Option Price on the Option Closing Date, Optionee shall have no further rights pursuant to this Agreement.

     (c) Delivery of Shares. On the Option Closing Date, the Shareholders shall deliver to the Optionee stock certificates representing all of the Shares being purchased by the Optionee, duly endorsed in blank or accompanied by duly executed instruments of transfer, or registered in the name of the Optionee.

     (d) Option Price Adjustments. In the event the Company shall at any time subdivide or split its outstanding shares of Class B Common Stock into a greater number of shares or declare any dividend on the Class B Common Stock payable in shares of Common Stock, the Option Price in effect immediately prior to such subdivision, split, or dividend shall be proportionately decreased, and conversely, in case the outstanding shares of Class B Common Stock shall be combined into a smaller number of shares, the Option Price in effect immediately prior to such combination shall be proportionately increased.

     (e)  Sale  or  Transfer  of  Shares by Optionee.  In the event that the
Optionee or any Affiliate of Optionee exercises the Option and, within 180 days of the Option Closing Date, Optionee or any Affiliate of Optionee sells, or agrees to sell, all or any portion of the Shares to a person who is not an Affiliate of the Optionee for a price per share greater than $4.00 per share, Optionee or its Affiliate shall be obligated to pay to the Shareholders, in proportion to the number of Shares previously held by them, 50% of such excess purchase price per share. Such payment shall be made to the Shareholders within two business days after receipt of the purchase price by Optionee or its Affiliate from such third party purchaser. Optionee shall notify the Shareholders in writing at least ten days prior to the consummation of any such sale or agreement of the fact of such sale or agreement. Any sale of Common Stock by Optionee or its Affiliate shall be deemed to include Shares in the same proportion that the Shares bear to the aggregate amount of Common Stock held by Optionee and its Affiliates immediately prior to such sale. The provision of this Section 2(e) shall apply to any Affiliate of Optionee.

     (f) Encumbrances on Shares. Until the expiration of the Option Term, none of the Shareholders shall pledge or otherwise encumber the Shares or, except as set forth in Section 3 hereof, sell, assign, transfer or grant any other rights in the Shares or take any other action inconsistent with the Option.

     (g) Legend. On the Effective Date, the Shareholders shall deliver the Shares to the Company and instruct the Company to place the following legend on each certificate representing the Shares and record corresponding stop transfer instructions to its transfer agent:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN OPTION AGREEMENT DATED AS OF OCTOBER 29, 1996 BY AND AMONG PACIFIC USA HOLDINGS CORP., MORRIS GINSBURG, SANDLER FAMILY PARTNERS, LTD., AND IRWIN L. SANDLER, PURSUANT TO WHICH THESE SHARES ARE SUBJECT TO A SHAREHOLDER OPTION AGREEMENT IN FAVOR OF PACIFIC USA HOLDINGS CORP. COPIES OF SUCH AGREEMENT ARE ON FILE WITH THE SECRETARY OF MONACO FINANCE, INC.

     The Optionee shall instruct the Company to return the legended Shares as promptly as practicable to the Shareholders.

     (h) Release from Option. Upon any Sale of the Company or any permitted sale by the Shareholders under Section 3 hereof or upon expiration of the Option granted hereunder, the shares of Class B Common Stock which are the subject of such permitted sale shall be released from the terms of this Option. From and after the date of any such permitted sale, the shares which are the subject of such sale shall no longer be included within the definition of Shares and the Shareholders shall be entitled to request the Company to remove the legend called for by Section 2(g) from the certificates evidencing such shares and terminate the stop transfer instructions in respect of such shares. The certificate evidencing the balance of any unsold shares represented by any certificate presented to the transfer agent upon such a permitted sale shall, however, continue to bear such legend. Except as herein expressly provided, none of the Shareholders shall take any action to remove the legend described in Section 2(g) from the certificates evidencing the Shares.

3.  RIGHT  TO  SELL.

     (a)  Grant  of  Put.    The Optionee hereby grants to the Shareholders,
severally and not jointly, an irrevocable option (the "Put") to sell that portion of the Shares held by them at a price of $4.00 per share, subject to adjustment as provided in Section 3(d) (as adjusted, the "Put Price"). The Put shall be exercisable by a Shareholder with respect to (i) up to 50% of the Shares held by such Shareholder as of the date hereof during the 30-day period following the first anniversary of the Effective Date (the "First Put Period"), and (ii) up to 50% of the Shares held by such Shareholder as of the date hereof during the 30-day period following the second anniversary of the Effective Date (the "Second Put Period"). In the event any Shareholder elects to exercise the Put, such Shareholder shall notify the Optionee of such election by delivering a written notice (the "Put Notice") to the Optionee during the First Put Period or the Second Put Period, as the case may be, which shall set forth the fact of such election.

     (b)  Payment  of  Put  Price.    On the date of the consummation of the
purchase of the Shares subject to a Put (such date being referred to as the "Put Closing Date"), which date shall be not earlier than 10 days or later than 30 days from the date of a Put Notice is delivered, as determined by the Optionee, the Optionee shall pay to the Shareholder who has delivered such Put Notice an amount equal to the number of Shares being put by such person multiplied by the Put Price (the "Put Payment"). The Put Payment shall be paid by wire transfer of immediately available funds to such account or accounts of the Shareholders as the Shareholders shall designate to the Optionee, in the manner specified herein for the delivery of notices, not less than three (3) Business Days prior to the Put Closing Date.

     (c)  Delivery  of  Option  Shares.    On  the  Put  Closing  Date,  the
Shareholder exercising the Put shall deliver to the Optionee stock certificates representing all of the Shares being purchased by the Optionee, duly endorsed in blank or accompanied by duly executed instruments of transfer, or registered in the name of the Optionee.

     (d) Put Price Adjustments. In the event the Company shall at any time subdivide or split its outstanding shares of Class B Common Stock into a greater number of shares or declare any dividend of the Class B Common Stock payable in shares of Common Stock, the Put Price in effect immediately prior to such subdivision, split, or dividend shall be proportionately decreased, and conversely, in case the outstanding shares of Class B Common Stock shall be combined into a smaller number of shares, the Put Price in effect immediately prior to such combination shall be proportionately increased.

4.  VOTING  AGREEMENTS.

     (a)  Voting  Agreement.    Each  Shareholder hereby grants Optionee the
right, for a period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the "Voting Period"), to vote the Option Shares (on the basis of three votes per share rather than one vote per share of the Company Class A Common Stock, par value $0.01 per share), at all meetings of shareholders of the Company, to cause such Option Shares, and such additional shares of capital stock of the Company to which he or the Shareholders hold a proxy granted by a third party, to be counted as present at any such meetings for purposes of establishing a quorum and to exercise all consensual or other voting rights with respect to the Option Shares and additional shares, in each case in such manner as Optionee, in its sole discretion, shall determine by written notice to the Shareholders, provided that voting any shares of capital stock as to which he or the Shareholders hold a proxy granted by a third party in the manner directed by Optionee shall be consistent with any fiduciary duty owed by him or the Shareholder to the grantor of such proxy. Each of the Shareholders hereby acknowledges that the grant of rights under this Section 4(a): (i) is consistent with Section 7-107-302 of the Colorado Business Corporation Act, and (ii) is coupled with an interest and is thus irrevocable.

     (b)  Irrevocable  Proxies.   To secure each Shareholder's obligation to
vote that person's Option Shares in accordance with the provisions of this Agreement, each Shareholder shall, simultaneously with the execution of this Agreement, execute one, and thereafter if need be more than one, irrevocable proxy, substantially in the form attached hereto, pursuant to Section 7-107-203 of the Colorado Business Corporation Act, in favor of Optionee or its designee, permitting Optionee or its designee to vote all Option Shares owned by such Shareholder during the Voting Period, and each such Shareholder shall deliver such proxies to Optionee.

     (c) Deposit with the Company. A counterpart of this Agreement shall be deposited with the Company at its principal office and shall be subject to the same rights of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company. The Shareholders covenant and agree that each certificate representing Option Shares shall contain a statement that the shares represented by the certificate are subject to the provisions of this Agreement, a counterpart of which has been deposited with the Company at its principal office.

     (d)  Transfer  of  Option  Shares.   Any Option Shares purchased by, or
otherwise transferred to, a person other than Optionee as to which Optionee has waived or failed to exercise its right of first refusal under the Shareholder Option Agreement shall cease to be subject to the terms and conditions of this Agreement. The statement referred in subsection (c) shall be removed from any Option Shares purchased by such third party and shall be removed from all Option Shares upon termination of the Voting Period.

     (e) Economic Rights to Option Shares. Except for the voting rights provided in this Agreement, and subject to the option of Optionee set forth in
Section 2 hereof, the Shareholders shall retain all incidents of ownership with respect to the Option Shares, including, but not limited to, the right to receive dividends.

     (f)  Board  of  Directors.    Until  the earlier of termination of this
Agreement or acquisition by Optionee of all the Option Shares pursuant to the Shareholder Option Agreement, Optionee shall vote (and shall cause each of its Affiliates to vote) its shares of capital stock of the Company, as well as the Option Shares, to maintain Morris Ginsburg and Irwin J. Sandler as directors of the Company.

5.  REPRESENTATIONS  AND  WARRANTIES  OF  SELLERS.

     Each of the Shareholders hereby severally represents and warrants to Optionee with respect to only those matters concerning such Shareholder that:

     (a)  Organization  and  Power.   Sandler Partners is a partnership duly
organized, validly existing and in good standing under the laws of the State of Colorado. Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder (including, without limitation, the power to sell, transfer and convey the Shares as provided by this Agreement).

     (b) Execution, Delivery; Valid and Binding Agreements. The execution, delivery and performance of this Agreement by Sandler Partners and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite partnership action, and no other partnership proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Shareholders and constitutes the valid and binding obligation of Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     (c)  No  Breach.    The  execution,  delivery  and  performance of this
Agreement by Shareholders and the consummation by Shareholders of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any of the Shares, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the partnership agreement of Sandler Partners or any agreement or instrument by which any of the Shareholders is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which any of Shareholders or the Company is subject.

     (d) Governmental Authorities; Consents. Except for appropriate filings on Schedule 13D and Form 4, none of the Shareholders is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Shareholders or by the Company in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby, except such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing Date.

     (e) Ownership of Capital Stock. Shareholders own, beneficially and of record, all right, title and interest in and to the Shares free and clear of any Lien or Other Encumbrance, except the Buy-Sell Agreement dated May 14, 1993 among the Company, Sandler Partners and Ginsburg, which will remain in effect subject to the Option granted hereby, and have full power and authority to transfer good and valid title to the Shares to Optionee, free and clear of any Lien or Other Encumbrance, and, upon delivery of any payment for such Shares as provided herein, Optionee will acquire good title, thereto, free and clear of any Lien or Other Encumbrance.

     (f) Options or Other Rights. Except for the rights granted to Optionee hereunder, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise receive from any of the Shareholders any of the Shares.

     6.  REPRESENTATIONS  AND  WARRANTIES  OF  OPTIONEE.    Optionee  hereby
represents  and  warrants  to  Shareholders  that:

     (a) Organization and Power. Optionee is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

     (b) Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Optionee and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite company action, and no other company proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Optionee and constitutes the valid and binding obligation of Optionee, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     (c)  No  Breach.    The  execution,  delivery  and  performance of this
Agreement by Optionee and the consummation by Optionee of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Optionee, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the articles of organization of Optionee or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Optionee is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Optionee is subject.

     (d) Governmental Authorities; Consents. Optionee is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Optionee in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     (e) Investment Intent. Optionee is purchasing the Shares for its own account with the present intention of holding the Shares for investment purposes and not with a view to or for sale in connection with any distribution of the Shares in violation of any applicable securities law. Optionee will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Shareholders to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

7.  COVENANTS  OF  THE  PARTIES.

     (a)  Covenants  Pending  Closing.    From  the  date hereof through the
Closing Date, each of Optionee and the Shareholders shall conduct its or his affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, all of its representations and warranties in this Agreement remain true and correct on and as of the Closing Date as if made on and as of the Closing Date, and all its covenants contained in this Agreement remain capable of performance. Optionee and Shareholders shall promptly advise the other parties of any action or event of which any of them become aware that has, or could have, the effect of making incorrect any of its representations or warranties in any material respect or which has the effect of rendering any of its covenants incapable of performance.

     (b) Regulatory Filings. As promptly as practicable after the execution of this Agreement, Optionee and Shareholders shall, and shall cause the Company to, make or cause to be made all filings and submissions under any laws or regulations applicable to Optionee, Shareholders and the Company for the consummation of the transactions contemplated herein. Optionee and Shareholders will coordinate and cooperate with each other in exchanging such information and will provide such reasonable assistance as any party may request in connection with all of the foregoing.

     (c) Agreement to Vote Shares. Each of the Shareholders agrees to vote all of the Option Shares, and all shares of capital stock of the Company as to which they hold a proxy granted by third parties, in favor of the transactions contemplated by the Securities Purchase Agreement and all agreements contemplated thereby, including this Agreement, at any meeting of shareholders of the Company at which such transactions are put to a vote of Shareholders of the Company.

     (d) Agreement regarding Milton Karsh. Following a written request from the Shareholders to Optionee, each of the Shareholders agrees to use their reasonable best efforts to obtain the agreement of Karsh to enter into an agreement with Optionee with respect to all shares of Class B Common Stock owned by Karsh substantially similar the agreements set forth herein between Optionee and Shareholders.

     (e) Support for Put Upon Certain Events. Optionee agrees to provide security for its prompt performance of its obligations under Section 3 in the form of a letter of credit issued by a commercial bank, selected by Optionee, which bank shall also be reasonably acceptable to the Shareholders, in the event that (i) Optionee defaults on any other indebtedness in excess of $500,000 in outstanding principal amount, which default is not cured within 30 days after Optionee receives notice of default from the payee thereunder, or
(ii) Optionee's net worth (as shown on its quarterly financial statements and as calculated in accordance with generally accepted accounting principles) is less than $110 million. Optionee agrees to provide to each Shareholder a copy of its quarterly financial statements, subject to Optionee's agreement to hold such financial statements in the strictest confidence, no later than ten days after such financial statements are made available to Optionee's management in final form. Such letter of credit shall be an irrevocable standby letter of credit in favor of the Shareholders in an amount equal to Optionee's maximum remaining liability pursuant to Section 3 with a term that extends 90 days beyond the expiration of the Second Put Period.


8.  CONDITIONS  TO  OPTIONEE'S  OBLIGATIONS.

     The obligation of Optionee to consummate the transactions contemplated by this Agreement with respect to a particular Shareholder is subject to the satisfaction of the following conditions on or before the Closing Date:

     (a) Accuracy of Representations and Warranties. The representations and warranties of such Shareholder set forth in Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made.

     (b) Performance of Covenants. Such Shareholder shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing Date.

     (c)  Approvals.   Such Shareholder shall have obtained, or caused to be
obtained, each consent and approval required to be obtained by them to effectuate the transactions contemplated hereby.

     (d)  Governmental  Filings.    All  material  governmental  filings,
authorizations and approvals that are required by such Shareholder for the effectuation of the transactions contemplated hereby shall have been duly made and obtained.

     (e)  Shareholder  Approval.    This  Agreement  and  the  transactions
contemplated hereby shall have been approved by a majority of the shareholders of the Company (it being understood that such approval shall be obtained in connection with approval of the Securities Purchase Agreement).

     (f)  Injunction.    There  shall  be  no  effective  injunction,  writ,
preliminary restraining order or any order of any nature against Optionee issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as provided in this Agreement.

     (g) Closing of Securities Purchase Agreement. The closing shall have occurred under the Securities Purchase Agreement.

     (h) Evidence of Legending. The certificates representing the Shares shall have been legended as required by Section 2(g) and corresponding stop transfer instructions shall have been given to the Company's transfer agent.

     9.  CONDITIONS  TO  SHAREHOLDERS'  OBLIGATIONS.

     The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

     (a) Accuracy of Representations and Warranties. The representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made.

     (b)  Performance  of  Covenants.   Optionee shall have performed in all
material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing Date.

     (c) Approvals. Optionee shall have obtained, or caused to be obtained, each consent and approval required to be obtained by Optionee to effectuate the transactions contemplated hereby.

     (d)  Governmental  Filings.    All  material  governmental  filings,
authorizations and approvals that are required by Optionee for the effectuation of the transactions contemplated hereby shall have been duly made and obtained.

     (e)  Shareholder  Approval.    This  Agreement  and  the  transactions
contemplated hereby shall have been approved by a majority of the shareholders of the Company (it being understood that such approval shall be obtained in connection with approval of the Securities Purchase Agreement).

     (f)  Injunction.    There  shall  be  no  effective  injunction,  writ,
preliminary restraining order or any order of any nature against the Shareholders issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as provided in this Agreement.

     (g) Closing of Securities Purchase Agreement. The closing shall have occurred under the Securities Purchase Agreement.

10.  MISCELLANEOUS.

     (a) Waivers, Amendments and Approvals. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     (b) Fees and Expenses. Each of the parties shall be responsible for its own legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

     (c) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, transmitted via facsimile or overnight courier service or mailed first-class postage prepaid, registered or certified mail,

          (i) if to any Shareholder, addressed to such holder at its address as shown on the books of the Company, or at such other address or to such facsimile telephone number as such holder may specify by written notice to the Company, or;

          (ii)   if to Optionee, at 410 Seventeenth Street, Suite 410, Denver,
Colorado  80202,    Attention:  President;  or  at  such  other address as the
Optionee  may  specify  by  written  notice  to  the  Shareholders;

and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given on the date when personally delivered, or when transmitted by facsimile (if confirmation of facsimile receipt has been given), or on the date after being deposited with an overnight courier service, or, if sent by mail, four days after deposit in the United States mail, postage prepaid.

     (d) Specific Performance. Subsequent to the Effective Date, Optionee shall be entitled to specific enforcement of its rights under Sections 2 and 4 of this Agreement, to recover damages by reason of any breach of any provision thereof and to exercise all other rights existing in their favor. The Shareholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of such sections and that Optionee may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(e)  Arbitration  of  Disputes.
       (i) Any controversy or claim arising out of this Agreement other than under Sections 2 or 4 of this Agreement, or any breach of this Agreement other than under Sections 2 or 4 of this Agreement, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this Section 10(e) or by the further agreement of the parties.
          (ii)    Such  arbitration  shall  be  conducted in Denver, Colorado.
          (iii) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.
          (iv) Nothing contained in this Section 10(e) shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (A) to restrain the other party from breaching this Agreement or (B) for specific enforcement of this
Section 10(e). The parties agree that any legal remedy available to a party with respect to a breach of this Section 10(e) will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 10(e).
          (v) The parties to this Agreement hereby consent to the jurisdiction of the federal courts located within Denver, Colorado for all purposes.
          (vi) Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.
          (vii) Each party shall bear its own costs incurred in the arbitration, provided that, in any claim based on an allegation of fraud or misrepresentation in connection with this Agreement, the attorneys' fees of both parties shall be borne by the non-prevailing party. The arbitrator's fees and expenses of any dispute submitted to arbitration hereunder shall be allocated among the parties who are subject to the arbitration by arbitrator so as to charge such fees and expenses proportionately to the party or parties whose positions are not sustained, which allocation shall be determined by the arbitrator as part of his decision. The parties agree that judgment may be entered in any court of competent jurisdiction upon any award of the arbitrator.

     (f) Parties in Interest; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto, whether so expressed or not, Optionee may assign this Agreement to any of its direct or indirect majority-owned subsidiaries, provided that any such assignment will not release Optionee from its obligations under Section 3 hereof. Except as set forth in the preceding sentence, no party may assign its rights or obligations under this Agreement.

     (g)  Headings.    The  headings  of  the  articles and sections of this
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     (h)  Choice  of  Law.   The substantive laws of Colorado and applicable
federal law shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

     (i)  Counterparts.   This Agreement may be executed concurrently in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Optionee and the Shareholders has caused this Agreement to be executed by its duly authorized representative.

               PACIFIC  USA  HOLDINGS  CORP.  ,
               a  Texas  corporation

By          /s/Bill  C.  Bradley
     Name:  Bill  C.  Bradley
     Title:  President  and  Chief  Executive  Officer
     Date:  October  29,  1996




     /s/Morris  Ginsburg
     Morris  Ginsburg

     /s/  Irwin  L.  Sandler
     Irwin  L.  Sandler

     SANDLER  PARTNERS  FAMILY  PARTNERS,  LTD.
By          /s/  Irwin  L.  Sandler
     Irwin  L.  Sandler,  General  Partner

                           Consent of the Company

     The  Company  hereby  acknowledges  receipt  of  a  copy of the foregoing
Agreement.

                    MONACO  FINANCE,  INC.
By          /s/  Morris  Ginsburg
     Name:  Morris  Ginsburg
     Title:President

                                EXHIBIT 10.47

                       EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (this "Agreement") is entered into as of the 29th day of October, 1996 by and between Monaco Finance, Inc., a Colorado corporation ("Employer"), and Morris Ginsburg ("Executive").


RECITALS:

     WHEREAS, the Employer has entered into a Securities Purchase Agreement, dated the date hereof (the "Purchase Agreement"), with Pacific USA Holdings Corp., a Texas corporation ("Pacific USA Holdings Corp."), and Pacific USA Holdings Corp. has required the execution and delivery of this Agreement as a condition to the consummation of the transactions contemplated by the Purchase Agreement.

     WHEREAS, the Employer desires to retain the services of Executive, and Executive desires to be employed by the Employer, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the respective undertakings of the Employer and Executive set forth below, and as an inducement to Pacific USA Holdings Corp. to consummate the transactions contemplated by the Purchase Agreement, the Employer and Executive agree as follows:

     1. Employment. Effective as of the date of closing of the transactions contemplated by the Purchase Agreement (the "Effective Date"), the Employer hereby employs Executive on a full-time basis as a senior executive officer, and Executive accepts such employment and agrees to perform services for the Employer, for the period and upon the other terms and conditions set forth in this Agreement. During the Term (as defined in Section 2), Executive's day-to-day employment duties and responsibilities shall be substantially similar to Executive's employment duties and responsibilities prior to the execution of this Agreement, provided that Executive agrees to perform such employment duties as the Board of Directors or President of the Employer shall reasonably assign to him from time to time, consistent with his senior executive position with Employer. In addition, Employer shall nominate Executive to serve as a member of Employer's Board of Directors during the Term (as defined below). Executive agrees that he shall at all times faithfully, and to the best of his abilities, experience and talents, perform all the duties that may be required of and from him pursuant to this Agreement.

     2.  Term  of  Employment.   Subject to the provisions of termination as
hereinafter provided, the term of this Agreement shall begin as of the Effective Date and terminate on the third anniversary of the Effective Date (the "Term").

     3.  Extent  of  Service.    Unless  otherwise  approved  in  writing by
Employer, Executive shall exclusively devote his reasonable best efforts during the Term to his duties in connection with Employer. Executive agrees to serve Employer diligently and faithfully to advance its best interests. Executive shall not, without the express permission of Employer, engage in any substantial private business activities (whether or not entered into for profit) outside or separate from his employment with Employer in any field that would interfere in any material respect with the performance of his duties hereunder.

     4. Compensation. Unless otherwise increased by the Board of Directors of Employer, Employer shall pay to Executive the following compensation:

     (a) Base Salary. As base compensation for all services to be rendered by the Executive under this Agreement during the Term, the Employer shall pay to Executive a salary at an annual rate of $320,000 ("Base Salary"), which Base Salary shall be paid in accordance with the Employer's normal payroll procedures and policies, and which Base Salary shall be increased to $370,000 in the second year of the Term and to $420,000 in the third year of the Term.

     (b) Participation in Benefit Plans. During the Term, Executive shall be entitled to receive such medical and hospitalization insurance and other fringe benefits as are being provided to the Employer's other executive-level employees from time to time to the extent that Executive's age, position or other factors qualify him for such fringe benefits, which benefits shall in any case be no less favorable than the benefits currently received by Executive, including the right to use a 1996 or newer model Jeep Cherokee Limited (or substantial equivalent) and an annual allowance of $2,500 for the operation of such automobile. Without limiting the foregoing, during the Term, Executive shall be eligible to participate in stock option grants on a level commensurate with other senior executives of the Company.

     (c)  Expenses.    The Employer shall pay or reimburse Executive for all
reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Employer's normal policies for expense verification.

     (d) Life Insurance. To induce Executive to enter into this Agreement, Employer agrees to provide Executive with life insurance coverage during the Term and the Noncompetition Period (as defined below) equal to the remaining unpaid noncompetition payment contemplated by Section 11(c) hereof.

     5.  Termination.   The rights and obligations of the parties under this
Agreement are subject to termination prior to the expiration of the Term as follows:

     (a)  Termination  for  Cause.    Employer  and  Executive agree that no
further salary or other benefits shall be payable to the Executive by the Employer, and the employment relationship between the parties shall terminate immediately, upon written notice by the Company to Executive following the occurrence of any one or more of the following events of termination (hereinafter referred to as "Cause"):

          (i) Executive willfully and materially fails to exercise good faith efforts to perform his reasonably assigned duties as an executive officer of the Employer, and such breach is not cured within 15 days after Executive has received written notice of such breach from Employer.

          (ii) Executive is convicted of (A) a felony, (B) gross misdemeanor, or (C) acts of dishonesty or moral turpitude that result in damage to
Employer.

     The determination of "Cause" shall be made in good faith by the Board of Directors of Employer after notice to Executive and after Executive has had an opportunity to address the Board regarding the events giving rise thereto.

     (b) Death or Disability. If Executive should die or be Disabled (as defined below) during the Term, the parties agree that the employment relationship between the parties shall terminate automatically. For purposes of this Agreement, "Disabled" means the inability of Executive (as determined in good faith by the Board of Directors of the Employer), resulting from disease, injury or mental condition, to perform the essential functions of his position, with or without reasonable accommodation by the Employer, required under the terms of this Agreement for a period in excess of 90 consecutive days or more than 180 calendar days in any consecutive twelve month period. If the Executive cannot perform his duties because he is Disabled, the Executive shall receive from Employer disability payments equal to the Base Salary (including all annual increases) during the remainder of the original Term. If the Executive dies during the Term, Employer shall pay to Executive's estate a death benefit equal to the remaining Base Salary (including all annual increases) that would have been paid to Executive during the remainder of the original Term.

     (c)  Voluntary  Termination.    Executive  shall  have  the  right  to
voluntarily terminate his employment relationship with Employer without Good Reason (as defined in Section 4(d) below) at any time upon ninety (90) days written notice to Employer. Upon a termination by Executive without Good Reason, Executive shall continue to render his services and shall be paid his Base Salary, and be entitled to any other employment benefit(s) received by Executive in the ordinary course pursuant to the Employer's standard employee benefit plans, up to the date of termination pursuant to the terms of this Agreement. On and after such date, no salary or other benefits shall be payable to the Executive by the Employer and the employment relationship between the parties shall cease.

     (d) Termination by Employer without Cause; Termination by Executive for Good Reason.
          (i) Employer shall have the right to terminate the employment relationship between Employer and Executive without Cause upon ninety (90) days written notice to Executive.

          (ii) Executive shall have the right to terminate the employment relationship between Employer and Executive upon ninety (90) days written notice to Employer due to (A) a substantial diminution in the nature or scope of his duties from those contemplated by Section 1, (B) a reduction in Executive's Base Salary or benefits without Executive's consent, (C) a material breach by Employer of any provision of this Agreement which has not been cured within 10 days after Employer has received written notice of such breach from Executive, or (D) a requirement by Employer without Executive's consent that Executive perform his services outside the Denver, Colorado metropolitan area for more than twenty-five days in any 12-month period (each such event referred to as "Good Reason").

          (iii) Upon any termination of the employment relationship between Employer and Executive (A) by Employer without Cause, or (B) by Executive for Good Reason, (I) Employer shall continue to pay to Executive, as a severance allowance, Executive's Base Salary (including all annual increases) until the end of the original Term, and (II) Executive shall continue to receive his existing employee benefits during the remainder of the original Term at Employer's expense, if Employer's benefit plans permit Executive's continued enrollment subsequent to termination of Executive's employment with Employer or, in the event such plans do not permit Executive's continued enrollment, Employer shall provide equivalent benefits to Executive. Any severance allowance payable under this provision shall be paid on a monthly basis with appropriate withholdings.

     6.  Vacation.    The  Executive shall be entitled to four weeks of paid
vacation during the first year of the Term, increasing to five weeks during the second year of the Term and six weeks during the third year of the Term.

     7.  Assistance  in  Litigation.    During  the  Term  and  at  any time
thereafter, the Executive shall, upon reasonable notice, furnish such information and proper assistance to the Employer as it may reasonably require in connection with any litigation in which it is, or may become, a party.

     8.  Confidential  Information.    Except  as  permitted  or directed by
Employer's Board of Directors, during the Term or at any time thereafter, Executive shall not divulge, furnish, make accessible to anyone, lay claim to, attempt to lay claim to or use, or attempt to use, in any way (other than in the ordinary course of the business of the Employer) any confidential or secret knowledge or information of the Employer which Executive has acquired or become acquainted with or will acquire or become acquainted with during the period of his employment by the Employer, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Employer, any customer or supplier lists of the Employer, any confidential or secret development or research work of the Employer, or any other confidential information or secret aspects of the business of the Employer (collectively, "Confidential Information"). Executive acknowledges that the Confidential Information constitutes a unique and valuable asset of the Employer and represents a substantial investment of time and expense by the Employer, and that any disclosure or other use of the Confidential Information other than for the sole benefit of the Employer would be wrongful and would cause
irreparable  harm  to  the  Employer.    The  foregoing  obligations  of
confidentiality shall not apply to any knowledge or information in the public domain, other than as a direct or indirect result of the breach of this Agreement by Executive.

     9.  Ventures.    If,  during  the  term of this Agreement, Executive is
engaged in or associated with the planning or implementing of any project, program or venture involving the Employer and a third party or parties, all rights in such project, program or venture shall belong to the Employer.
Except as formally approved by the Employer's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

10.  Intellectual  Property.

      (a) Disclosure and Assignment. Executive shall promptly disclose in writing to the Employer complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this
Agreement, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Employer (hereinafter referred to as "Developments"). Executive hereby acknowledges that any and all of such
Developments, and any Developments made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others during his employment with the Company prior to the Term, are the property of the Employer and, in consideration of this Agreement and for no compensation other than that provided by this Agreement, hereby assigns and agrees to assign to the Employer any and all of Executive's right, title and interest in and to any and all of such Developments.

      (b)  Future  Developments.    As  to  any  future Developments made by
Executive which relate to the business, products or practices of the Employer and which are first conceived or reduced to practice during the term of this Agreement, or within six months thereafter, but which are claimed for any reason to belong to an entity or person other than the Employer, Executive shall promptly disclose the same in writing to the Employer and shall not disclose the same to others if the Employer, within 20 days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Employer makes such claim, Executive agrees that, insofar as the rights
(if any) of Executive are involved, it shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association. The locale of the arbitration shall be Denver, Colorado (or other locale convenient to the Employer's principal executive offices). If the Employer makes no such claim, Executive hereby acknowledges that the Employer has made no promise to receive and hold in confidence any such information disclosed by Executive.

      (c)  Assistance  of  Executive.    Upon  request  and  without further
compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive shall do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Employer, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording the Employer's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

      (d)  Records.    Executive shall keep complete, accurate and authentic
accounts, notes, data and records of all Developments in the manner and form requested by the Employer. Such accounts, notes, data and records shall be the property of the Employer, and, upon its request, Executive shall promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Executive shall surrender the same, and all copies thereof, to the Employer upon the conclusion of his employment.

11.  Noncompetition.

      (a) Agreement not to Compete. Executive understands and agrees that, in addition to Executive's exposure to Employer's Confidential Information, Executive may, in his capacity as an Executive, at times meet with companies or persons who do business with Employer, and that as a consequence of using or associating himself with Employer's name, goodwill, and professional reputation, Executive's employment shall place him in a position where Executive can develop personal and professional relationships of value to Employer. Executive understands and agrees that this goodwill and reputation, as well as Executive's knowledge of Confidential Information, could be used unfairly in competition against Employer. Accordingly, in consideration for the noncompetition payment set forth in Section 11(c) below, and as an inducement to Pacific USA Holdings Corp. to consummate the transactions contemplated by the Purchase Agreement, Executive agrees that, during the Noncompetition Period (as defined in Section 11(b) below), Executive shall not:

          (i) Directly or indirectly, individually or collectively in conjunction with others, engage in activities that compete with Employer's business as it is described in Employer's periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or as otherwise conducted at the expiration or earlier termination of Executive's employment (the "Business"). Without limiting the generality of the foregoing, Executive specifically agrees not to solicit, serve, contract with or otherwise engage any existing or prospective customer, client, or account who then has a relationship with Employer for current or prospective business related in any manner to the Business. Executive and Employer agree that this provision is reasonably enforced with reference to whatever geographic area Employer is then doing or planning to do business, it being agreed and understood between the parties that Employer conducts a nation-wide business and any such restriction might reasonably include the entire United States.
          (ii) Cause or attempt to cause any existing or prospective customer, client or account who then has a relationship with Employer for current or prospective business to divert, terminate, limit or in any manner modify, or fail to enter into any actual or potential business relationship with Employer. Executive and Employer agree that this provision is reasonably enforced with reference to any geographic area applicable to such relationships with Employer.

          (iii)Directly or indirectly solicit for employment, employ or conspire or act in concert with others to solicit for employment or employ any of Employer's employees or otherwise interfere with Employer's relationships with any of its Executives. The term "employ" for purposes of this paragraph means to enter into an arrangement for services as a full-time or part-time Executive, independent contractor, agent or otherwise. Executive and Employer agree that this provision is reasonably enforced as to any geographic area.

     Executive further agrees that, during the Noncompetition Period, to inform any new employer or other person or entity with whom Executive enters into a business relationship, before accepting employment or entering into a business relationship, the existence of this Agreement and give such employer, person other entity a copy of this Section 11.

      (b)  Noncompetition  Period.    As  used  in  this  Section  11,
"Noncompetition Period" means the period of four years following the expiration of Executive's employment for any reason other than the death of Executive.

      (c) Noncompetition Payment. Employer agrees to pay Executive the sum of $800,000 in consideration of Executive entering into the noncompetition covenants set forth in this Section 11(a). Such amount shall be payable in four equal installments in arrears (without interest), with the first such installment due on the first anniversary of the date of commencement of the Noncompetition Period and each additional installment due on the second, third, and fourth anniversaries thereof. Upon execution of this Agreement, the payments specified in this subsection 2(c) shall be deemed earned and payable according to the terms hereof in all events.

12.  General  Provisions.

      (a) Notices. All notices, requests and other communications from any of the parties hereto to another shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested, and shall be deemed to have been given on the day when deposited in the United States mail addressed to the other party as follows, provided that either party may from time-to-time change the address to which notices to it are to be sent by giving written notice to the other in accordance herewith. Notices to Employer shall be given to Employer at its corporate headquarters which as of the date of this Agreement is: Monaco Finance, Inc., 370 17th Street, Suite 5060, Denver, Colorado 80202. Notices to Executive shall be addressed to Executive at Executive's residence address as the same appears on Employer's records.

      (b)  Entirety  of  Agreement.    This  Agreement constitutes the final
expression of the parties' agreement, and it is a complete and exclusive statement of the terms of that agreement. There are no agreements or understandings between Employer and Executive with respect to the subject matter hereof except as expressly herein stated. This Agreement supersedes and replaces any prior employment agreement between the parties whether oral or written relating generally to the same subject matter, any of which are hereby terminated.

      (c)  Withholding  Taxes;  Offset.   The Employer may withhold from any
compensation or other benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling. The Employer may also offset any sums that are owed by Executive to Employer against any of the amounts payable by Employer to Executive under this Agreement.

      (d)  Amendments.   This Agreement may be modified or rescinded only by
an instrument in writing signed by Employer and Executive. No amendment, alteration or modification of the express terms of this Agreement shall be binding unless set forth in an instrument in writing signed by the Employer and Executive.

      (e) Waiver. Waiver by either Employer or Executive of a breach of any provision, term or condition hereof shall not be deemed or construed as a further or continuing waiver thereof or a waiver of any breach of any other provision, term or condition of this Agreement.

      (f)  Assignment.    In  the  event  of  a  merger,  sale,  transfer,
consolidation, or reorganization involving Employer, this Agreement shall continue in full force and effect. The rights and obligations of Employer hereunder may be transferred or assigned to any successor, representative or assign of Employer. Employer's obligations under this Agreement shall not be affected or diminished by any such transfer or assignment or by any change in the equity ownership of employer. No assignment of this Agreement shall be made by Executive, and any purported assignment by Executive shall be null and void. All obligations of Employer and Executive arising out of this Agreement shall be binding upon their heirs, spouses, legal representatives, successors and permitted assigns.

      (g) Injunctive Relief. Executive agrees that it would be difficult to compensate the Employer fully for damages for any violation of the provisions of this Agreement, including, without limitation the provisions of Sections 9, 10 and 11. Accordingly, Executive specifically agrees that the Employer shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Employer to claim and recover damages in addition to injunctive relief.

      (h)  Agreement  to  Arbitrate;  Expenses.   Except with respect to the
provisions of Sections 8, 9, 10 and 11 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of Colorado, Denver County District Court or a federal court in the State of Colorado (and each of the parties hereto hereby consent to the exclusive jurisdiction of such courts and waive any objections thereto). The expenses (including reasonable attorneys' fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

     (i)  Severability.   To the extent that any provision of this Agreement
shall be determined to be invalid or unenforceable, the invalid or unenforceable portion of such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, it is expressly agreed that should the duration of or geographical extent of, or business activities covered by, the noncompetition agreements contained in Section 11 be determined to be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent, or those activities which may validly or enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (j)  Captions.    The  captions  contained  in  this  Agreement are for
convenience of reference only and do not affect the meaning of any terms or provisions.

     (k)  Prior  Agreement.    As  of  the  Effective  Date,  the  Executive
Employment Agreement dated July 9, 1990 between Employer and Executive (the "Prior Agreement") shall be terminated and shall be of no further force or effect (except with respect to compensation and benefits earned by Executive prior to the Effective Date). Notwithstanding any other provision of this Agreement, in the event that the Purchase Agreement is terminated prior to the Effective Date, this Agreement shall automatically terminate and the Prior
Agreement  shall  remain  in  effect.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                    MONACO  FINANCE,  INC.
By          /s/  Irwin  L.  Sandler
     Name:  Irwin  L.  Sandler
     Title:Exec.  Vice  President

     /s/  Morris  Ginsburg
     Morris  Ginsburg

                                EXHIBIT 10.48

                       EXECUTIVE EMPLOYMENT AGREEMENT

      This Executive Employment Agreement (this "Agreement") is entered into as of the 29th day of October, 1996 by and between Monaco Finance, Inc., a Colorado corporation ("Employer"), and Irwin L. Sandler ("Executive").


RECITALS:

      WHEREAS, the Employer has entered into a Securities Purchase Agreement, dated the date hereof (the "Purchase Agreement"), with Pacific USA Holdings Corp., a Texas corporation ("Pacific USA Holdings Corp."), and Pacific USA Holdings Corp. has required the execution and delivery of this Agreement as a condition to the consummation of the transactions contemplated by the Purchase Agreement.

      WHEREAS, the Employer desires to retain the services of Executive, and Executive desires to be employed by the Employer, on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises, the respective undertakings of the Employer and Executive set forth below, and as an inducement to Pacific USA Holdings Corp. to consummate the transactions contemplated by the Purchase Agreement, the Employer and Executive agree as follows:

     1. Employment. Effective as of the date of closing of the transactions contemplated by the Purchase Agreement (the "Effective Date"), the Employer hereby employs Executive on a full-time basis as a senior executive officer, and Executive accepts such employment and agrees to perform services for the Employer, for the period and upon the other terms and conditions set forth in this Agreement. During the Term (as defined in Section 2), Executive's day-to-day employment duties and responsibilities shall be substantially similar to Executive's employment duties and responsibilities prior to the execution of this Agreement, provided that Executive agrees to perform such employment duties as the Board of Directors or President of the Employer shall reasonably assign to him from time to time, consistent with his senior executive position with Employer. In addition, Employer shall nominate Executive to serve as a member of Employer's Board of Directors during the Term (as defined below). Executive agrees that he shall at all times faithfully, and to the best of his abilities, experience and talents, perform all the duties that may be required of and from him pursuant to this Agreement.

     2.  Term  of  Employment.   Subject to the provisions of termination as
hereinafter provided, the term of this Agreement shall begin as of the Effective Date and terminate on the third anniversary of the Effective Date (the "Term").

     3.  Extent  of  Service.    Unless  otherwise  approved  in  writing by
Employer, Executive shall exclusively devote his reasonable best efforts during the Term to his duties in connection with Employer. Executive agrees to serve Employer diligently and faithfully to advance its best interests. Executive shall not, without the express permission of Employer, engage in any substantial private business activities (whether or not entered into for profit) outside or separate from his employment with Employer in any field that would interfere in any material respect with the performance of his duties hereunder.

     4. Compensation. Unless otherwise increased by the Board of Directors of Employer, Employer shall pay to Executive the following compensation:

     (a) Base Salary. As base compensation for all services to be rendered by the Executive under this Agreement during the Term, the Employer shall pay to Executive a salary at an annual rate of $240,000 ("Base Salary"), which Base Salary shall be paid in accordance with the Employer's normal payroll procedures and policies, and which Base Salary shall be increased to $290,000 in the second year of the Term and to $340,000 in the third year of the Term.

     (b) Participation in Benefit Plans. During the Term, Executive shall be entitled to receive such medical and hospitalization insurance and other fringe benefits as are being provided to the Employer's other executive-level employees from time to time to the extent that Executive's age, position or other factors qualify him for such fringe benefits, which benefits shall in any case be no less favorable than the benefits currently received by Executive, including the right to use a 1996 or newer model Jeep Cherokee Limited (or substantial equivalent) and an annual allowance of $2,500 for the operation of such automobile. Without limiting the foregoing, during the Term, Executive shall be eligible to participate in stock option grants on a level commensurate with other senior executive executives of the Company.

     (c)  Expenses.    The Employer shall pay or reimburse Executive for all
reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Employer's normal policies for expense verification.

     (d) Life Insurance. To induce Executive to enter into this Agreement, Employer agrees to provide Executive with life insurance coverage during the Term and the Noncompetition Period (as defined below) equal to the remaining unpaid noncompetition payment contemplated by Section 11(c) hereof.

     5.  Termination.   The rights and obligations of the parties under this
Agreement are subject to termination prior to the expiration of the Term as follows:

      (a)  Termination  for  Cause.    Employer  and Executive agree that no
further salary or other benefits shall be payable to the Executive by the Employer, and the employment relationship between the parties shall terminate immediately, upon written notice by the Company to Executive following the occurrence of any one or more of the following events of termination (hereinafter referred to as "Cause"):

          (i) Executive willfully and materially fails to exercise good faith efforts to perform his reasonably assigned duties as an executive officer of the Employer, and such breach is not cured within 15 days after Executive has received written notice of such breach from Employer.

          (ii) Executive is convicted of (A) a felony, (B) gross misdemeanor, or (C) an offense involving acts of dishonesty or moral turpitude that result in damage to Employer.

     The determination of "Cause" shall be made in good faith by the Board of Directors of Employer after notice to Executive and after Executive has had an opportunity to address the Board regarding the events giving rise thereto.

     (b) Death or Disability. If Executive should die or be Disabled (as defined below) during the Term, the parties agree that the employment relationship between the parties shall terminate automatically. For purposes of this Agreement, "Disabled" means the inability of Executive (as determined in good faith by the Board of Directors of the Employer), resulting from disease, injury or mental condition, to perform the essential functions of his position, with or without reasonable accommodation by the Employer, required under the terms of this Agreement for a period in excess of 90 consecutive days or more than 180 calendar days in any consecutive twelve-month period. If the Executive cannot perform his duties because he is Disabled, the Executive shall receive from Employer disability payments equal to the Base Salary (including all annual increases) during the remainder of the original Term. If the Executive dies during the Term, Employer shall pay to Executive's estate a death benefit equal to the remaining Base Salary (including all annual increases) that would have been paid to Executive during the remainder of the original Term.

     (c)  Voluntary  Termination.    Executive  shall  have  the  right  to
voluntarily terminate his employment relationship with Employer without Good Reason (as defined in Section 4(d) below) at any time upon ninety (90) days written notice to Employer. Upon a termination by Executive without Good Reason, Executive shall continue to render his services and shall be paid his Base Salary, and be entitled to any other employment benefit(s) received by Executive in the ordinary course pursuant to the Employer's standard employee benefit plans, up to the date of termination pursuant to the terms of this Agreement. On and after such date, no salary or other benefits shall be payable to the Executive by the Employer and the employment relationship between the parties shall cease.

     (d) Termination by Employer without Cause; Termination by Executive for Good Reason.

          (i) Employer shall have the right to terminate the employment relationship between Employer and Executive without Cause upon ninety (90) days written notice to Executive.

          (ii) Executive shall have the right to terminate the employment relationship between Employer and Executive upon ninety (90) days written notice to Employer due to (A) a substantial diminution in the nature or scope of his duties from those contemplated by Section 1, (B) a reduction in Executive's Base Salary or benefits without Executive's consent, (C) a material breach by Employer of any provision of this Agreement which has not been cured within 10 days after Employer has received written notice of such breach from Executive, or (D) a requirement by Employer without Executive's consent that Executive perform his services outside the Denver, Colorado metropolitan area for more than twenty-five days in any 12-month period (each such event referred to as "Good Reason").
     (iii) Upon any termination of the employment relationship between Employer and Executive (A) by Employer without Cause, or (B) by Executive for Good Reason, (I) Employer shall continue to pay to Executive, as a severance allowance, Executive's Base Salary (including all annual increases) until the end of the original Term, and (II) Executive shall continue to receive his existing employee benefits during the remainder of the original Term at Employer's expense, if Employer's benefit plans permit Executive's continued enrollment subsequent to termination of Executive's employment with Employer or, in the event such plans do not permit Executive's continued enrollment, Employer shall provide equivalent benefits to Executive. Any severance allowance payable under this provision shall be paid on a monthly basis with appropriate withholdings.

     6.  Vacation.    The  Executive shall be entitled to four weeks of paid
vacation during the first year of the Term, increasing to five weeks during the second year of the Term and six weeks during the third year of the Term.

     7.  Assistance  in  Litigation.    During  the  Term  and  at  any time
thereafter, the Executive shall, upon reasonable notice, furnish such information and proper assistance to the Employer as it may reasonably require in connection with any litigation in which it is, or may become, a party.

     8.  Confidential  Information.    Except  as  permitted  or directed by
Employer's Board of Directors, during the Term or at any time thereafter, Executive shall not divulge, furnish, make accessible to anyone, lay claim to, attempt to lay claim to or use, or attempt to use, in any way (other than in the ordinary course of the business of the Employer) any confidential or secret knowledge or information of the Employer which Executive has acquired or become acquainted with or will acquire or become acquainted with during the period of his employment by the Employer, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Employer, any customer or supplier lists of the Employer, any confidential or secret development or research work of the Employer, or any other confidential information or secret aspects of the business of the Employer (collectively, "Confidential Information"). Executive acknowledges that the Confidential Information constitutes a unique and valuable asset of the Employer and represents a substantial investment of time and expense by the Employer, and that any disclosure or other use of the Confidential Information other than for the sole benefit of the Employer would be wrongful and would cause
irreparable  harm  to  the  Employer.    The  foregoing  obligations  of
confidentiality shall not apply to any knowledge or information in the public domain, other than as a direct or indirect result of the breach of this Agreement by Executive.

      9.  Ventures.    If,  during  the term of this Agreement, Executive is
engaged in or associated with the planning or implementing of any project, program or venture involving the Employer and a third party or parties, all rights in such project, program or venture shall belong to the Employer.
Except as formally approved by the Employer's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

10.  Intellectual  Property.

     (a) Disclosure and Assignment. Executive shall promptly disclose in writing to the Employer complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this
Agreement, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Employer (hereinafter referred to as "Developments"). Executive hereby acknowledges that any and all of such
Developments, and any Developments made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others during his employment with the Company prior to the Term, are the property of the Employer and, in consideration of this Agreement and for no compensation other than that provided by this Agreement, hereby assigns and agrees to assign to the Employer any and all of Executive's right, title and interest in and to any and all of such Developments.

     (b)  Future  Developments.    As  to  any  future  Developments made by
Executive which relate to the business, products or practices of the Employer and which are first conceived or reduced to practice during the term of this Agreement, or within six months thereafter, but which are claimed for any reason to belong to an entity or person other than the Employer, Executive shall promptly disclose the same in writing to the Employer and shall not disclose the same to others if the Employer, within 20 days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Employer makes such claim, Executive agrees that, insofar as the rights
(if any) of Executive are involved, it shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association. The locale of the arbitration shall be Denver, Colorado (or other locale convenient to the Employer's principal executive offices). If the Employer makes no such claim, Executive hereby acknowledges that the Employer has made no promise to receive and hold in confidence any such information disclosed by Executive.

     (c)  Assistance  of  Executive.    Upon  request  and  without  further
compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive shall do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Employer, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording the Employer's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

     (d)  Records.    Executive  shall keep complete, accurate and authentic
accounts, notes, data and records of all Developments in the manner and form requested by the Employer. Such accounts, notes, data and records shall be the property of the Employer, and, upon its request, Executive shall promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Executive shall surrender the same, and all copies thereof, to the Employer upon the conclusion of his employment.

 11.  Noncompetition.

     (a) Agreement not to Compete. Executive understands and agrees that, in addition to Executive's exposure to Employer's Confidential Information, Executive may, in his capacity as an Executive, at times meet with companies or persons who do business with Employer, and that as a consequence of using or associating himself with Employer's name, goodwill, and professional reputation, Executive's employment shall place him in a position where Executive can develop personal and professional relationships of value to Employer. Executive understands and agrees that this goodwill and reputation, as well as Executive's knowledge of Confidential Information, could be used unfairly in competition against Employer. Accordingly, in consideration for the noncompetition payment set forth in Section 11(c) below, and as an inducement to Pacific USA Holdings Corp. to consummate the transactions contemplated by the Purchase Agreement, Executive agrees that, during the Noncompetition Period (as defined in Section 11(b) below), Executive shall not:

          (i) Directly or indirectly, individually or collectively in conjunction with others, engage in activities that compete with Employer's business as it is described in Employer's periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or as otherwise conducted at the expiration or earlier termination of Executive's employment (the "Business"). Without limiting the generality of the foregoing, Executive specifically agrees not to solicit, serve, contract with or otherwise engage any existing or prospective customer, client, or account who then has a relationship with Employer for current or prospective business related in any manner to the Business. Executive and Employer agree that this provision is reasonably enforced with reference to whatever geographic area Employer is then doing or planning to do business, it being agreed and understood between the parties that Employer conducts a nation-wide business and any such restriction might reasonably include the entire United States.

          (ii) Cause or attempt to cause any existing or prospective customer, client or account who then has a relationship with Employer for current or prospective business to divert, terminate, limit or in any manner modify, or fail to enter into any actual or potential business relationship with Employer. Executive and Employer agree that this provision is reasonably enforced with reference to any geographic area applicable to such relationships with Employer.

          (iii) Directly or indirectly solicit for employment, employ or conspire or act in concert with others to solicit for employment or employ any of Employer's employees or otherwise interfere with Employer's relationships with any of its Executives. The term "employ" for purposes of this paragraph means to enter into an arrangement for services as a full-time or part-time Executive, independent contractor, agent or otherwise. Executive and Employer agree that this provision is reasonably enforced as to any geographic area.

     Executive further agrees that, during the Noncompetition Period, to inform any new employer or other person or entity with whom Executive enters into a business relationship, before accepting employment or entering into a business relationship, the existence of this Agreement and give such employer, person other entity a copy of this Section 11.

     (b) Noncompetition Period. As used in this Section 11, "Noncompetition Period" means the period of two years following the expiration of Executive's employment for any reason other than the death of Executive.

     (c) Noncompetition Payment. Employer agrees to pay Executive the sum of $200,000 in consideration of Executive entering into the noncompetition covenants set forth in this Section 11(a). Such amount shall be payable in two equal installments in arrears (without interest), with the first such installment due on the first anniversary of the date of commencement of the Noncompetition Period and the second installment due on the second anniversary thereof. Upon execution of this Agreement, the payments specified in this subsection 2(c) shall be deemed earned and payable according to the terms hereof in all events.

 12.  General  Provisions.

     (a)  Notices.   All notices, requests and other communications from any
of the parties hereto to another shall be in writing and shall be personally served or sent by registered or certified mail, return receipt requested, and shall be deemed to have been given on the day when deposited in the United States mail addressed to the other party as follows, provided that either party may from time-to-time change the address to which notices to it are to be sent by giving written notice to the other in accordance herewith. Notices to Employer shall be given to Employer at its corporate headquarters which as of the date of this Agreement is: Monaco Finance, Inc., 370 17th Street, Suite 5060, Denver, Colorado 80202. Notices to Executive shall be addressed to Executive at Executive's residence address as the same appears on Employer's records.

     (b)  Entirety  of  Agreement.    This  Agreement  constitutes the final
expression of the parties' agreement, and it is a complete and exclusive statement of the terms of that agreement. There are no agreements or understandings between Employer and Executive with respect to the subject matter hereof except as expressly herein stated. This Agreement supersedes and replaces any prior employment agreement between the parties whether oral or written relating generally to the same subject matter, any of which are hereby terminated.

     (c)  Withholding  Taxes;  Offset.    The Employer may withhold from any
compensation or other benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling. The Employer may also offset any sums that are owed by Executive to Employer against any of the amounts payable by Employer to Executive under this Agreement.

     (d) Amendments. This Agreement may be modified or rescinded only by an instrument in writing signed by Employer and Executive. No amendment, alteration or modification of the express terms of this Agreement shall be binding unless set forth in an instrument in writing signed by the Employer and Executive.

     (e) Waiver. Waiver by either Employer or Executive of a breach of any provision, term or condition hereof shall not be deemed or construed as a further or continuing waiver thereof or a waiver of any breach of any other provision, term or condition of this Agreement.

     (f)  Assignment.    In  the  event  of  a  merger,  sale,  transfer,
consolidation, or reorganization involving Employer, this Agreement shall continue in full force and effect. The rights and obligations of Employer hereunder may be transferred or assigned to any successor, representative or assign of Employer. Employer's obligations under this Agreement shall not be affected or diminished by any such transfer or assignment or by any change in the equity ownership of employer. No assignment of this Agreement shall be made by Executive, and any purported assignment by Executive shall be null and void. All obligations of Employer and Executive arising out of this Agreement shall be binding upon their heirs, spouses, legal representatives, successors and permitted assigns.

     (g) Injunctive Relief. Executive agrees that it would be difficult to compensate the Employer fully for damages for any violation of the provisions of this Agreement, including, without limitation the provisions of Sections 9, 10 and 11. Accordingly, Executive specifically agrees that the Employer shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Employer to claim and recover damages in addition to injunctive relief.

     (h)  Agreement  to  Arbitrate;  Expenses.    Except with respect to the
provisions of Sections 8, 9, 10 and 11 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of Colorado, Denver County District Court or a federal court in the State of Colorado (and each of the parties hereto hereby consent to the exclusive jurisdiction of such courts and waive any objections thereto). The expenses (including reasonable attorneys' fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

     (i)  Severability.   To the extent that any provision of this Agreement
shall be determined to be invalid or unenforceable, the invalid or unenforceable portion of such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, it is expressly agreed that should the duration of or geographical extent of, or business activities covered by, the noncompetition agreements contained in Section 11 be determined to be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent, or those activities which may validly or enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (j)  Captions.    The  captions  contained  in  this  Agreement are for
convenience of reference only and do not affect the meaning of any terms or provisions.

     (k)  Prior  Agreement.    As  of  the  Effective  Date,  the  Executive
Employment Agreement dated July 9, 1990 between Employer and Executive (the "Prior Agreement") shall be terminated and shall be of no further force or effect (except with respect to compensation and benefits earned by Executive prior to the Effective Date). Notwithstanding any other provision of this Agreement, in the event that the Purchase Agreement is terminated prior to the Effective Date, this Agreement shall automatically terminate and the Prior
Agreement  shall  remain  in  effect.


     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

               MONACO  FINANCE,  INC.
By          /s/  Morris  Ginsburg
     Name:  Morris  Ginsburg
     Title:  President

     /s/  Irwin  L.  Sandler
     Irwin  L.  Sandler


                                EXHIBIT 10.49

                              LOAN AGREEMENT



     THIS LOAN AGREEMENT ("Agreement") is made this 29th day of October, 1996, between MONACO FINANCE, INC., a Colorado corporation ("Borrower"), and PACIFIC USA HOLDINGS CORP., a Texas corporation ("Lender").


                                  RECITAL

      Borrower has requested that Lender make a loan to or for the benefit of Borrower in the amount of Three Million Dollars ($3,000,000.00), and Lender is willing to do so on the following terms and conditions.

     NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, Borrower and Lender agree as follows:

1  LOAN.
     1.1 Loan. Subject to all of the terms and conditions contained in this Agreement, Lender agrees to advance to Borrower, on or before November 1, 1996, the principal sum of Three Million and No/100ths Dollars ($3,000,000.00) ("Loan"). The Loan shall be evidenced by and repayable in accordance with the terms of Borrower's promissory note ("Note"), the form of which is attached as Exhibit A. The Loan will initially be non-recourse as against Borrower, provided that, with the consent of LaSalle National Bank, Borrower will be liable on a full recourse basis for all amounts of mandatory prepayments described in the Pledge Agreement (hereinafter defined) to the extent that Borrower has control over the amounts which are the source of such prepayments. In the event that a trustee or a custodian has control over the amounts which are the source of the prepayments, Borrower shall direct such trustee or custodian to apply the amounts to such prepayments.

2  CONDITIONS  TO  THE  LOAN.

     2.1 Documents. The making of the Loan is conditioned upon the execution and/or delivery to Lender of the following agreements, instruments and documents by the parties thereto: (a) this Agreement; (b) the Note; (c) the Pledge and Security Agreement in the form attached as Exhibit B ("Pledge Agreement"); (d) the Notice of No Oral Agreement; (e) original stock certificates representing one hundred percent (100%) of the issued and outstanding shares of stock of MF Receivables Corp. I, a Delaware corporation ("MF"); (f) stock powers executed in blank relating to one hundred percent (100%) of the issued and outstanding shares of stock of MF; and (g) an agreement among Monaco, the Lender, Norwest Bank Minnesota, National Association (the "Trustee") setting forth the mechanism by which Monaco and the Lender will jointly instruct the Trustee to make certain cash distributions to the Lender (the "Norwest Agreement"), and which Norwest Agreement shall evidence that MF has executed and delivered the items contemplated thereby to be executed and delivered by MF.

     2.2 Representations and Warranties. All representations and warranties contained in this Agreement and in the Pledge Agreement shall be true in all material respects on and as of the date of the making of the Loan as if such representations and warranties had been made on and as of such date, and no "Default" (as defined in the Pledge Agreement) shall have occurred and be continuing.

     2.3 Opinion of Counsel. The making of the Loan is conditioned upon the receipt by Lender of legal opinions of Brownstein Hyatt Farber & Strickland, P.C. or other counsel reasonably acceptable to Lender as to the capitalization of MF and as to the enforceability of this Agreement, Note, the Notice of No Oral Agreement, the Pledge Agreement and the Norwest Agreement (collectively the "Loan Documents"), the good standing and authority of Borrower and MF to enter into the Loan Documents to which each is a party and the absence of any conflict between the Loan Documents and Monaco's charter, bylaws, governing law and material agreements to which Monaco or MF is a party, including without limitation, the Loan and Security Agreement, dated as of January 16, 1996 by and between Monaco and LaSalle National Bank and the governing instruments and agreements relating to the issuance of the receivables-backed notes of MF. The opinion as to the enforceability of the Norwest Agreement shall state that the Norwest Agreement is enforceable without the consent of the "Noteholders" (as such term is defined in that certain Amended and Restated Indenture among Borrower, MF, and Norwest Bank Minnesota, National
Association). Said legal opinions shall be in form and substance reasonably satisfactory to Lender.

     2.4 Acknowledgment of LaSalle National Bank. The making of the Loan is conditioned upon the receipt by Lender of the written acknowledgment of LaSalle National Bank to the effect that the Loan and the granting in favor of the Lender of the liens and security interests in the "Collateral" (as defined in the Pledge Agreement) and the proceeds thereof, is a "Permitted Securitization Transaction" (as such term is defined in that certain Loan and Security Agreement dated as of January 16, 1996 between Borrower and LaSalle National Bank). Said acknowledgment shall be in form and substance reasonably satisfactory to the Lender.

3  SECURITY.

      3.1 Security. The Loan shall be secured by the "Collateral" (as defined in the Pledge Agreement.

4    REPRESENTATIONS  AND  WARRANTIES.

      Borrower represents and warrants that as of the date of the execution of this Agreement:

     4.1 Existence. Borrower is a corporation duly organized and in good standing under the laws of the State of Colorado and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on Borrower's financial condition, results of operations or business.

     4.2 Authority. The execution and delivery by Borrower of this Agreement, the Note, the Pledge Agreement and the Notice of No Oral Agreement:
(a) are within Borrower's corporate powers; (b) are duly authorized by Borrower's board of directors and, if necessary, Borrower's stockholders; (c) are not in contravention of the terms of Borrower's articles or certificate of incorporation or bylaws; (d) are not in contravention of any law or laws, or of the terms of any material indenture, agreement or undertaking to which Borrower is a party or by which Borrower or any of Borrower's property is bound, including without limitation, the Loan and Security Agreement, dated as of January 16, 1996 by and between Borrower and LaSalle National Bank and the governing instruments and agreements relating to the issuance of the receivables-backed notes of MF Receivables Corp. I.; (e) do not require any governmental consent, registration or approval; (f) do not contravene any contractual or governmental restriction binding upon Borrower; and (g) will not, except as contemplated or permitted by this Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any property of Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Borrower is a party or by which Borrower or any of Borrower's property may be bound or affected.

     4.3 Binding Effect. This Agreement, the Note, the Pledge Agreement and Notice of No Oral Agreement set forth the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms. This Agreement and the transactions contemplated hereby constitute a "Permitted Securitization Transaction" within the meaning of the Loan and Security Agreement dated as of January 16, 1996 between Borrower and LaSalle National Bank.

5    COVENANT.

     5.1 Consent of LaSalle National Bank. Borrower shall use its reasonable best efforts to obtain the consent of LaSalle National Bank to making the Note and the Pledge Agreement fully recourse as against Borrower. In the event such consent is obtained, Borrower and Lender shall delete the penultimate paragraph of the Note and Section 24 of the Pledge Agreement, which deletions shall be evidenced in a manner reasonably satisfactory to Lender.

      5.2 No Issuance of Other Securities. Borrower shall not authorize or issue, and shall prevent MF from authorizing and issuing, any capital stock other than the capital stock which is collateral for the Note pursuant to the terms of the Pledge Agreement or any option, warrant or other right to acquire such capital stock or any debt or equity instrument convertible into such capital stock.

6  DEFAULT  AND  RIGHTS  AND  REMEDIES.

     6.1 Default and Rights and Remedies. Upon the occurrence of a Default, Lender shall have the rights and remedies set forth in the Note and the Pledge Agreement, and the rights and remedies available to Lender under applicable law.

7    MISCELLANEOUS.

     7.1 Reliance by Lender. All covenants, agreements, representations and warranties made by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

     7.2 Parties. Whenever in this Agreement there is reference made to any of the parties, such reference shall be deemed to include, wherever applicable, a reference to the respective successors and assigns of Borrower and Lender.

     7.3 Applicable Law; Severability. This Agreement shall be construed in all respects in accordance with, and governed by, the laws and decisions of the State of Texas. Borrower hereby consents to jurisdiction and venue in any controversy involving this Agreement in federal courts sitting in Dallas County, Texas. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

7.4    Maximum  Interest.

      (a) It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of the Loan or the indebtedness hereunder or if any prepayment by Borrower results in Borrower's having paid any interest in excess of that permitted by law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of the Loan (or if the Loan has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of the Loan does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.

      (b) All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced by this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. To the extent that Texas law determines the highest lawful rate for the use, forbearance or detention of said indebtedness, such highest lawful rate shall be determined by utilizing the indicated (weekly) rate ceiling from time to time in effect pursuant to Tex. Rev. Civ. Stat. art. 5069-1.04, as amended.

 IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                    MONACO  FINANCE,  INC.,
                    a  Colorado  corporation

By          /s/  Irwin  L.  Sandler
     Name:  Irwin  L.  Sandler
     Title:Executive  Vice  President
     Date:    October  29,  1996


               PACIFIC  USA  HOLDINGS  CORP.,
               a  Texas  corporation

By          /s/  Bill  C.  Bradley
     Name:  Bill  C.  Bradley
     Title:President  and  Chief  Executive  Officer
     Date:  October  29,  1996

                                Exhibit A to
                              Loan Agreement



                              INSTALLMENT NOTE


     $3,000,000.00                    NOVEMBER  1,  1996
                DALLAS,  TEXAS

     FOR VALUE RECEIVED, the undersigned, MONACO FINANCE, INC., a Colorado corporation ("BORROWER") promises to pay to PACIFIC USA HOLDINGS CORP., a Texas corporation ("LENDER"), at 5999 Summerside Drive, Suite 112, Dallas, Texas 75252, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) in installments as described herein. Borrower further promises to pay interest (computed on the basis of a year consisting of twelve equal months) on the principal balance of this Non-Negotiable Installment Note (THIS "NOTE") outstanding from time to time at the rate of 9.0% per annum.

      The principal of this Note shall be paid in twelve equal consecutive monthly installments each in the amount of One Hundred Thousand and No/100ths Dollars ($100,000.00) payable on the 1st day of each month beginning on the 1st day of November, 1997, and continuing on the same day of each month thereafter through and including the 1st day of September, 1998. The remaining outstanding principal of this Note and accrued and unpaid interest hereon shall be due and payable in full on October 1st, 1998.

      Interest on this Note shall be payable monthly in arrears on the 1st day of each month beginning with the 1st day of November, 1996.

      This Note may be prepaid in whole or in part at any time without premium or penalty. This Note is also subject to certain mandatory prepayment requirements and other terms, conditions and restrictions, which are set forth in that certain Pledge and Security Agreement of even date with this Note between Borrower and LENDER (THE "PLEDGE AGREEMENT"). All prepayments, whether permissive or mandatory, shall be applied to reduce future installments due under this Note in the inverse order of their maturity.

      The maturity of this Note is subject to acceleration upon the terms provided in said Pledge Agreement.

      If any installment under this Note is not paid within ten (10) days after the same becomes due and payable, the same shall bear interest at a rate which is three percent (3.0%) per annum in excess of the otherwise applicable rate of interest.

      In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, notice of acceleration, notice of intent to accelerate, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.


      This Note is fully transferable by Lender, without the consent of or notice to, Borrower. Notwithstanding the foregoing, any transfer of this Note is subject to Section 25 of the Pledge Agreement.

      It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by Borrower results in Borrower's having paid any interest in excess of that permitted by law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.

      All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced by this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. To the extent that Texas law determines the highest lawful rate for the use, forbearance or detention of said indebtedness, such highest lawful rate shall be determined by utilizing the indicated (weekly) rate ceiling from time to time in effect pursuant to Tex. Rev. Civ. Stat. art. 5069-1.04, as amended.

      Notwithstanding any other provision of this Note, the holder of this Note shall have no recourse against Borrower for the indebtedness evidenced by this Note, except as expressly provided in the Pledge Agreement.

 THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.


               MONACO  FINANCE,  INC.,
          A  COLORADO  CORPORATION



BY
     NAME:
     TITLE:

                                Exhibit B to
                               Loan Agreement


                       PLEDGE AND SECURITY AGREEMENT


     This Pledge and Security Agreement (THIS "AGREEMENT") is made as of October 29, 1996 by MONACO FINANCE, INC., a Colorado corporation ("MONACO" OR "PLEDGOR"), located at 370 Seventeenth Street, Suite 5060, Denver, Colorado 80202, in favor of PACIFIC USA HOLDINGS CORP., a Texas corporation ("LENDER"), located at 17103 Preston Road, Suite 100, Dallas, Texas 75252.

                                  RECITALS:

A. Lender has agreed, subject to certain conditions of this Agreement, to loan to Monaco the sum of Three Million Dollars ($3,000,000) (THE "LOAN"), which loan shall be evidenced by a Loan Agreement ("LOAN AGREEMENT") and an Installment Note, both of even date with this Agreement ("NOTE").

B. A condition precedent to Lender's willingness to loan said amount to Monaco is that Pledgor execute and deliver this Agreement in favor of Lender.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, Pledgor and Lender agree as follows:

     1. PLEDGE OF MF STOCK. To secure the repayment of the Note and all of Monaco's other liabilities and obligations described in the Loan Agreement and/or this Agreement (THE "SECURED OBLIGATIONS"), Monaco hereby assigns to Lender for collateral security purposes, and deposits, pledges and grants to Lender a security interest in, the following property ("COLLATERAL"):

One hundred percent (100%) of the authorized, issued and outstanding shares of stock of MF Receivables Corp. I ("MF"), consisting of 1,000 shares of common stock $.01 par value per share;

and all dividends and distributions on or other rights in connection with such Collateral, and all proceeds of all of the foregoing. Lender and Pledgor shall, pursuant to the "Norwest Agreement" (as such term is defined in the Loan Agreement) jointly instruct Norwest Bank Minnesota, N.A. that all such dividends and distributions shall be paid directly to Lender as secured party. So long as no Default (as defined below) is continuing, however, all such sums in excess of amounts then due and owing to Lender with respect to the Loan, shall be remitted to Pledgor. Said Collateral and any substitutions thereof or additions thereto, together with any interest, stock rights, rights to subscribe, rights to convert, dividends, stock dividends, dividends paid by stock liquidating dividends, new securities and other property to which Monaco may become entitled by reason of ownership of the Collateral during the existence of this Agreement, is to be subject to the interests of and held by Lender.

     2. GRANT OF PROXY. Pledgor hereby grants to Lender a proxy to vote all shares of MF stock (i) at any time with respect to any dividend or distribution on such stock permitted by the terms of MF's outstanding indebtedness, or (ii) during the continuation of a Default, as to any other matter. Such proxy shall irrevocable so long as the Loan is outstanding and shall be deemed to be coupled with an interest.

     3. TITLE TO COLLATERAL AND TITLE TO MF ASSETS. Pledgor has title to and will at all times keep the Collateral free of all security interests, liens and encumbrances, except the security interest created hereby and any restrictive legend appearing on any instrument constituting Collateral, and has full power and authority to execute this Agreement, to perform Pledgor's obligations hereunder and to subject the Collateral to the security interest created hereby. No financing statement covering all or any part of the Collateral is on file in any public office except for a blanket financing statement in favor of LaSalle National Bank. All costs of keeping the Collateral free of any liens, encumbrances and security interests prohibited by this Agreement and of removing the same, if they should arise, shall be borne and paid by Pledgor. There is no encumbrance or security interest with respect to all or any part of the Collateral which either (a) is superior to Lender's security interest hereunder, or (b) has not been disclosed to Lender by Pledgor. Pledgor also represents and warrants that MF has title to and will at all times keep all of its assets free of all security interests, liens and encumbrances, except the security interests, liens and encumbrances identified on Exhibit B. Pledgor further represents and warrants that no financing statement covering all or any part of the assets of MF is on file in any public office except such financing statements as reflect the security interests, liens and encumbrances disclosed on Exhibit B.

     4. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS. Pledgor represents and warrants to Lender that as of the date of this Agreement: (a) the 1,000 shares of common stock of MF, $.01 par value per share, pledged pursuant to this Agreement comprise 100% of the authorized, issued and outstanding stock of MF; (b) there are no other options, warrants or other rights to acquire any stock of MF, nor are there any debt or equity securities which are convertible into stock of MF; (c) MF is a special purpose entity which is "bankruptcy remote" as that term is generally used in the context of issuing asset backed securities; (d) all of the assets of MF consist of cash, retail installment contracts and repossessed vehicles and certain accounts and surety bonds for the benefit of the holders of MF's asset-backed notes; and
(e) all of the liabilities of MF are evidenced by promissory notes, all of which are listed on Exhibit A. Pledgor covenants with Lender that the representations and warranties set forth in clauses (a), (b), (c) and (d) above shall remain true and correct at all times hereafter as long as any Secured Obligations shall exist.

     5. REPORTING OF ASSETS AND LIABILITIES OF MF, AUDITS BY LENDER AND NOTICES OF CERTAIN SALES. Pledgor shall provide Lender monthly financial statements for Monaco and MF and Monthly Servicer Reports no later than fifteen (15) days after end of the month which is the subject of the financial statements and the Monthly Servicer Reports, and with written updates as to the assets and liabilities of MF. The documents required to be provided under this Section 5 shall be accompanied by a certification as to the existence of any circumstance giving rise to a mandatory prepayment under Section 19, 20 or 21. Lender shall also have the right, from time to time, to conduct audits of the retail installment contracts of MF, which audit may include verbal or written confirmation requests directed to the obligors of such contracts. Pledgor shall also provide Lender with prior written notice of any sale by MF, whether in a single transaction or a series of related transactions, of more than ten percent (10.0%) of its retail installment contracts (determined on the basis of the outstanding balances of such contracts) or the entry by MF into any other transaction in which MF sells all of the beneficial ownership of more than ten percent (10.0%) of MF's retail installment contracts (determined on the basis of the outstanding balances of such contracts).

     6. ENDORSEMENT. Pledgor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate assignment or other documents of transfer, if required by Lender, and will at any time or times hereafter perform such other acts or execute such documents as Lender may reasonably request to establish, maintain, perfect and enforce Lender's security interest in the Collateral and rights under this Agreement, including the preparation, execution and filing of financing and continuation statements under the Uniform Commercial Code.

     7. TAXES. Pledgor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral. Upon the occurrence of a Default (hereinafter defined) hereunder, Lender at its option may pay and discharge any taxes, governmental charges, liens, encumbrances or security interests in the Collateral The sums so advanced or paid by Lender shall be payable by Pledgor on demand, and shall become part of the Secured Obligations. If such sums are not paid within ten (10) days after demand, such sums shall bear interest at the rate described in the Note as applicable to installment payments not made within ten (10) days after the same become due and payable.

     8. INFORMATION. At any time, upon request by Lender, Pledgor will deliver to Lender all notices, financial statements, reports or other communications received by Pledgor as an owner or holder of the Collateral.

     9. DISTRIBUTIONS. Pledgor will, upon receipt, deliver to Lender as additional Collateral hereunder, all securities distributed on account of the Collateral, such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

     10. DUTY OF CARE. Lender's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Lender exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third party, if Lender has exercised reasonable care in the selection of the bailee or other third party, and Lender need not otherwise preserve, protect, insure or care for any Collateral. Lender shall not be obligated to preserve any rights Pledgor may have against prior parties or to realize on the Collateral at all or in any particular manner or order. Lender shall have no liability or responsibility to Pledgor for any action taken or omitted with respect to the Collateral on the direction of Pledgor.

     11. SETTLEMENTS. Lender, in the name of Pledgor or otherwise, upon the occurrence and during the continuation of a Default, shall have the authority but shall not be obligated to demand, collect, receive and receipt for, compromise, compound, settle, prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; take any action which Lender may deem necessary or desirable in order to realize on the Collateral, including without limitation, the power to perform any contract, to endorse in the name of Pledgor any checks, drafts, notes or other documents which are Collateral or are received in payment or on account of the Collateral, to transfer any of the Collateral into its name or that of its nominee, and to notify the obligor on or issuer of any Collateral of any amounts due or distributable thereon; and to apply any proceeds of any Collateral against any item or items of the Secured Obligations as Lender, in its sole discretion, may determine, whether the same shall then be due or not due. However, Pledgor and not Lender shall have full responsibility for complying with call dates, conversion dates or any other deadlines for action by the owner of the Collateral.

     12. RECORDKEEPING. Pledgor will keep accurate books, records and account with respect to the general business of Pledgor, and will make the same available to Lender at its request for examination and inspection, and will make and render to Lender such reports, accountings and statements as Lender from time to time may request with respect to the Collateral, and will permit any authorized representative of Lender to examine and inspect, during normal business hours, any and all premises where the Collateral is or may be kept or located.

     13. DEFAULT. The occurrence of any of the following events shall constitute a "Default" under this Agreement: (a) failure of Pledgor to pay when due any amount payable under any of the Secured Obligations within five
(5) days after the same becomes due and payable; (b) failure of Pledgor to perform its obligations under Section 5 of this Agreement or its obligations under the Norwest Agreement, which failure is not cured within ten (10) days after notice by Lender to Pledgor; (c) failure of Pledgor to perform in any material respect any agreement of Pledgor contained herein or in any other agreement between Pledgor and Lender (other than as set forth in the preceding clauses (a) and (b)) which failure is not cured within twenty (20) days after notice by Lender to Pledgor; (d) any statement, representation or warranty of Pledgor made herein or at any time furnished to Lender in connection with this Agreement is untrue in any material respect as of the date made and not cured within twenty (20) days after notice by Lender to Pledgor; (e) entry of any judgment against Pledgor or MF in an amount of $500,000, which judgment is not discharged or stayed within thirty (30) days; (f) Pledgor or MF becomes insolvent or is generally not paying its debts as such debts become due; (g) appointment of or assignment to a custodian, as the term is defined in the United States Bankruptcy Code, for any property of Pledgor or MF which, if involuntary, is not dismissed within sixty (60) days, or loss, substantial damage to, destruction, theft, levy, seizure or attachment of any portion of the Collateral or any of the assets of MF; (h) commencement of any proceeding or filing of a petition by or against Pledgor or MF under the provisions of the United States Bankruptcy Code, for liquidation, reorganization or adjustment of debts, under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors, which, if involuntary, is not dismissed within sixty (60) days; or (i) dissolution, consolidation, merger of Pledgor or MF, transfer of a substantial part of the property of Pledgor, transfer of substantially all of the assets of MF, or a cessation of the business of Pledgor or MF.

     14. REMEDIES UPON DEFAULT. Whenever a Default shall exist, Lender may, at its option and without demand or notice, declare all or any part of the Secured Obligations immediately due and payable, and Lender may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law, including the right to exercise all voting and other rights as a holder of the Collateral and the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral and agree to be bound by Section 25, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933, and the right to sell without notice if the Collateral is of a type customarily sold on a recognized market. Once Lender has declared the Secured Obligations due and payable, Lender may proceed with its collection remedies regardless of any partial payment or other action taken by Pledgor or of any subsequent change in the value of the Collateral. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral, which notice is deposited in the United States mail, postage prepaid and duly addressed to Pledgor at the address specified above, at least five (5) business days prior to such proposed action, shall constitute fair and commercially reasonable notice to Pledgor of any such action.

     15. COSTS AND ATTORNEYS' FEES. Pledgor agrees, in the event of Default, to pay all costs of Lender, including without limitation, reasonable attorneys' fees, in the collection of any of the Secured Obligations and the enforcement of any of Lender's rights. If any notification of intended disposition of any of the Collateral is required by law, Lender shall give not less than five (5) business days' notice to Pledgor at the address set forth above.

     16. WAIVER. No delay or failure by Lender in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Pledgor and Lender and their respective heirs, representatives, successors and assigns and shall take effect when signed by Pledgor and delivered to Lender, and Pledgor waives notice of Lender's acceptance hereof. This Agreement shall be governed by the laws of the State of Texas, and unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in such state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations.

     18. FINAL AGREEMENT. This Agreement supersedes, replaces and terminates all prior conversations, discussions, negotiations, understandings and oral offers and agreements relating to any of the matters contemplated herein. This Agreement cannot be amended except in a writing signed by the party against whom that amendment is to be enforced.

     19. MANDATORY PREPAYMENTS RELATED TO STOCK PURCHASES. Monaco agrees to make prepayments with respect to the Note if at any time or times in the future Lender or any affiliate of Lender purchases shares of any class of Monaco's stock from Monaco. In such event, one hundred percent (100%) of the net proceeds of sale received by Monaco shall be used to make a prepayment with respect to the Note. The prepayments required by this section shall be made in the form of a credit against the purchase price for such securities.

     20. MANDATORY PARTIAL PREPAYMENTS RELATED TO ASSET LIQUIDATIONS. Monaco also agrees to cause MF to declare dividends on the MF stock in an amount sufficient to enable Monaco to make prepayments with respect to the
Note if at any time or times in the future MF sells in a single transaction or a series of related transactions, more than ten percent (10.0%) of its retail installment contracts (determined on the basis of the outstanding balances of such contracts) or enters into any other transaction in which MF sells all of the beneficial ownership of more than ten percent (10.0%) of MF's retail installment contracts (determined on the basis of the outstanding balances of such contracts). In such event the amount of the prepayment shall be equal to the product of: (a) a fraction, the numerator of which shall be equal to the difference between the outstanding balance of the retail installment contracts owned by MF on the date the Loan is made, and the outstanding principal balance of all retail installment contracts owned by MF after such sale, and the denominator of which is equal to the outstanding balance of the retail installment contracts owned by MF on the date the Loan is made, and (b) the then outstanding principal balance of the Loan. The prepayments required by this section shall be made within ten (10) days after the earlier of the date Monaco first determines that such prepayment is due, or the date Lender makes any demand for such prepayment.

     21.  MANDATORY  PARTIAL  PREPAYMENTS  RELATED  TO  FAILURE  TO  MAINTAIN
REQUIRED  RATIO.   Monaco also agrees to cause MF to declare dividends on the
MF stock in an amount sufficient to enable Monaco to make prepayments with respect to the Note if at any time or times in the future the outstanding balance of all retail installment contracts then owned by MF, less the outstanding principal balance of all debt issued by MF, is less than 3.5 times the then outstanding principal balance of the Loan. In such event the amount of the prepayment shall be such amount as is necessary to ensure that the outstanding balance of all retail installment contracts then owned by MF, less the outstanding principal balance of all debt issued by MF, is at least equal to 3.5 times the outstanding principal balance of the Loan.

     22. MANDATORY PREPAYMENT RELATED TO NON-COMPLIANCE WITH SECURITIES PURCHASE AGREEMENT. Monaco also agrees to prepay the Note in full if Lender elects to terminate that certain Securities Purchase Agreement pursuant to
Section 9(a)(vi) thereof, or if Monaco defaults on its obligation to pay liquidated damages, pursuant to Section 9(b) thereof within thirty (30) days after written demand therefor. The prepayment required by this section shall be made within ten (10) days after the earlier of the date Monaco first determines that such prepayment is due, or the date Lender makes any demand for such prepayment. Also, in the event that the Securities Purchase Agreement between the parties is not consummated and Monaco consummates a change of control or similar transaction with any third party, the proceeds of such transaction with a third party shall be promptly applied to the prepayment of the Loan, and no such transaction shall be agreed to or consummated unless the governing documents make express provision for the prepayment in full of the Loan.

     23. NEGATIVE COVENANT WITH RESPECT TO MF. MF shall not finance its retail installment contracts, chattel paper of other evidences of indebtedness, at a blended advance rate which is more than eighty percent (80%) of the then outstanding balance of such retail installment contracts, chattel paper or other evidences of indebtedness.

     24. NON-RECOURSE PROVISIONS. The Note is a non-recourse obligation of Monaco. Pledgor shall not be personally liable for the Secured Obligations, and Lender agrees to look solely to the Collateral and to any other collateral at any time pledged to secure the Note, provided, however, that with the consent of LaSalle National Bank, Monaco shall nonetheless be liable on a full recourse basis for the Secured Obligations to the extent of the amount of any prepayment required pursuant to Sections 19, 20, 21 or 22 above, to the extent that Monaco has control over the amounts which are the source of such prepayments. In the event that a trustee or a custodian has control over the amounts which are the source of the prepayments, Monaco shall direct such trustee or custodian to apply the amounts to such prepayments.

     25. RESTRICTIONS ON CERTAIN ACTIONS. Lender agrees that it shall take no action that would cause MF to breach any of its covenants under any documents entered into in connection with MF's outstanding debt or any debt to be issued by MF in the future and that, so long as the Indenture pursuant to such debt is issued is in effect, the Lender will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against MF. The Lender and any successors or assignees of the Lender agree to obtain an agreement as to the foregoing from any further successor or assignee as a condition to any assignment of the Loan.

 IN WITNESS WHEREOF, Pledgor has executed this Agreement as of the date first written above.
               MONACO  FINANCE,  INC.,
               a  Colorado  corporation


By          /s/  Morris  Ginsburg
     Name:Morris  Ginsburg
     Title:President

                                 Exhibit A to
                        Pledge and Security Agreement

                         List of Liabilities of MF






                                    Underlying
                                    Receivable
Note Series          Note Balance   Balance
-------------------  -------------  -----------
Series 1994-A Notes  $   6,072,545  $ 6,296,868
Series 1995-A Notes  $  39,220,419  $51,363,299
Series 1995-B Notes  $  16,886,806  $19,100,595

                                 Exhibit B to
                        Pledge and Security Agreement

          Security Interests, Liens and Encumbrances on Assets of MF

     Floating lien on all assets of MF in favor of Norwest Bank of Minnesota, N.A., as Trustee under the Indenture governing MF's receivables-backed notes.


                                EXHIBIT 10.50

FROM:          MONACO  FINANCE,  INC.
          370  17th  Street,  Suite  5060
          Denver,  CO    80202
          Contact:      Irwin  L.  Sandler,  Executive  Vice  President
          Tel.  (303)  592-9411
________________________________________________________________________
                                                      FOR IMMEDIATE RELEASE

  MONACO FINANCE ANNOUNCES SALE OF SECURITIES TO  PACIFIC USA HOLDINGS CORP.
                     FULFILLING STRATEGIC ALLIANCE PLAN

     DENVER, CO - October 30, 1996 -- Monaco Finance (NASDAQ NM:MONFA) announced today that it entered into a Securities Purchase Agreement with Pacific USA Holdings Corp. ("Pacific"), providing for the purchase of 3,800,000 shares of Monaco's Class A Common Stock ("Monaco Shares") for a cash purchase price of $3.25 per share, or a total consideration of $12,350,000. In addition, Pacific will receive a Warrant to Purchase up to 6,000,000 additional shares at exercise prices ranging from $4.50 to $7.00 per share, as well as an option to purchase up to 830,000 outstanding shares of Monaco's Class B Common Stock at $4.00 per share from two stockholders.

     According to Morris Ginsburg, Chairman of Monaco Finance "the Pacific transaction provides Monaco with a significant capital infusion at above current market and book value levels, as well as providing additional financing expertise to our Board. It is the type of strategic alliance which we believe is desirable to maximize today's opportunities in the secondary finance industry."

     Consummation of the transaction contemplated by the Securities Purchase Agreement is subject to various conditions, including approval by the stockholders of Monaco Finance at a special meeting expected to be held in December, the expiration of waiting periods under the Hart-Scott-Rodino Anti-Trust Improvements Act and other conditions customary in transactions of this type.

     Monaco Finance, which is based in Denver and operates in 22 states, is one of the nations most experienced secondary finance companies specializing in acquiring, from automobile dealerships, retail installment contracts of non-prime buyers of new and late model automobiles. Monaco has developed sophisticated credit evaluation systems and state-of-the-art loan monitoring programs to provide a solid platform for future growth.

     Pacific is a diversified holding company engaged in the financial services, real estate, technology professional services, and investment banking businesses. Pacific is responsible for the U.S. business operations of its parent company, Pacific Electric Wire & Cable Co., Ltd., an international company with headquarters in Taiwan.